Annual Report dated 07/31/2006 for

52469F754: Diversified Strategic Income Fund Class A

ANNUAL REPORT

JULY 31, 2006

Legg Mason Partners Diversified Strategic Income Fund

INVESTMENT PRODUCTS: NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

Legg Mason Partners Diversified Strategic Income Fund

Annual Report • July 31, 2006

What’s Inside

Fund Objective

Seeks high current income by investing primarily in a globally diverse portfolio of fixed income investments including U.S. government securities, mortgage- and asset-backed securities, investment and non-investment grade U.S. and foreign corporate debt and investment and non-investment grade sovereign debt including issuers in emerging markets.

Letter from the Chairman	I

Manager Overview	1

Fund at a Glance	5

Fund Expenses	6

Fund Performance	8

Historical Performance	9

Schedule of Investments	10

Statement of Assets and Liabilities	32

Statement of Operations	33

Statements of Changes in Net Assets	34

Financial Highlights	35

Notes to Financial Statements	39

Report of Independent Registered Public Accounting Firm	52

Board Approval of Management and Subadvisory Agreements	53

Additional Information	56

Important Tax Information	59

“Smith Barney”, “Salomon Brothers” and “Citi” are service marks of Citigroup, licensed for use by Legg Mason as the names of funds and investment managers. Legg Mason and its affiliates, as well as the Fund’s investment manager, are not affiliated with Citigroup.

Letter from the Chairman

R. JAY GERKEN, CFA

Chairman, President and Chief Executive Officer

Dear Shareholder,

The U.S. economy was mixed during the 12-month reporting period. After expanding 3.3% in the second quarter of 2005, third quarter gross domestic product (“GDP”)i advanced 4.1%. GDP growth then slipped to 1.7% in the fourth quarter. This marked the first quarter in which GDP growth did not surpass 3.0% in nearly three years. However, as expected, the economy rebounded sharply in the first quarter of 2006. During this time, GDP rose 5.6%, its best showing since the third quarter of 2003. The economic turnaround was prompted by both strong consumer and business spending. In the second quarter of 2006, GDP growth was a more modest 2.9%, according to the Commerce Department’s preliminary estimate. The decline was largely attributed to lower consumer spending, triggered by higher interest rates and oil prices, as well as a cooling housing market. In addition, business spending fell during the quarter.

The Federal Reserve Board (“Fed”)ii continued to raise interest rates during the reporting period. Despite the “changing of the guard” from Fed Chairman Alan Greenspan to Ben Bernanke in early 2006, it was “business as usual” for the Fed, as it raised short-term interest rates eight times during the period. Since it began its tightening campaign in June 2004, the Fed increased rates 17 consecutive times, bringing the federal funds rateiii from 1.00% to 5.25%. However, after the reporting period ended, the Fed paused from raising rates in August. In its official statement, the Fed said “…the Committee judges that some inflation risks remain. The extent and timing of any additional firming that may be needed to address these risks will depend on the evolution of the outlook for both inflation and economic growth, as implied by incoming information.”

Both short- and long-term yields rose over the reporting period, causing the overall bond market to post only a modest

Legg Mason Partners Diversified Strategic Income Fund        I

gain. During the 12 months ended July 31, 2006, two-year Treasury yields increased from 4.02% to 4.97%. Over the same period, 10-year Treasury yields moved from 4.28% to 4.99%. Short-term rates rose in concert with the Fed’s repeated rate hikes, while long-term rates rose on fears of mounting inflationary pressures. Looking at the 12-month period as a whole, the overall bond market, as measured by the Lehman Brothers U.S. Aggregate Indexiv, returned 1.46%.

The high yield market generated positive returns during the reporting period, supported by strong corporate profits and low default rates. These factors tended to overshadow several company specific issues, mostly in the automobile industry. During the 12-month period ended July 31, 2006, the Citigroup High Yield Market Indexv returned 3.77%.

Despite weakness late in the reporting period, emerging markets debt produced positive results over the 12-month period, as the JPMorgan Emerging Markets Bond Index Global (“EMBI Global”)vi returned 8.31%. A strong global economy, solid domestic spending and high energy and commodity prices supported many emerging market countries. In our opinion, these positives more than offset the negatives associated with rising U.S. interest rates.

Please read on for a more detailed look at prevailing economic and market conditions during the Fund’s fiscal year and to learn how those conditions have affected Fund performance.

Information About Your Fund

As you may be aware, several issues in the mutual fund industry have come under the scrutiny of federal and state regulators. Affiliates of the Fund’s Manager have, in recent years, received requests for information from various government regulators regarding market timing, late trading, fees, and other mutual fund issues in connection with various investigations. The regulators appear to be examining, among other things, the Fund’s response to market timing and shareholder exchange activity, including compliance with prospectus disclosure related to these subjects. The Fund is not in a position to predict the outcome of these requests and investigations.

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Important information with regard to recent regulatory developments that may affect the Fund is contained in the Notes to Financial Statements included in this report.

As always, thank you for your confidence in our stewardship of your assets. We look forward to helping you meet your financial goals.

Sincerely,

R. Jay Gerken, CFA

Chairman, President and Chief Executive Officer

August 30, 2006

All index performance reflects no deduction for fees, expenses or taxes. Please note that an investor cannot invest directly in an index.

[i]	Gross domestic product is a market value of goods and services produced by labor and property in a given country.

ii	The Federal Reserve Board is responsible for the formulation of a policy designed to promote economic growth, full employment, stable prices, and a sustainable pattern of international trade and payments.

iii	The federal funds rate is the interest rate that banks with excess reserves at a Federal Reserve district bank charge other banks that need overnight loans.

iv	The Lehman Brothers U.S. Aggregate Index is a broad-based bond index comprised of government, corporate, mortgage and asset-backed issues, rated investment grade or higher, and having at least one year to maturity.

[v]	The Citigroup High Yield Market Index is a broad-based unmanaged index of high yield securities.

vi	The JPMorgan Emerging Markets Bond Index Global (“EMBI Global”) tracks total returns for U.S. dollar denominated debt instruments issued by emerging market sovereign and quasi-sovereign entities: Brady bonds, loans, Eurobonds, and local market instruments. Countries covered are Algeria, Argentina, Brazil, Bulgaria, Chile, China, Colombia, Cote d’Ivoire, Croatia, Ecuador, Greece, Hungary, Lebanon, Malaysia, Mexico, Morocco, Nigeria, Panama, Peru, the Philippines, Poland, Russia, South Africa, South Korea, Thailand, Turkey and Venezuela.

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Manager Overview

Special Shareholder Notices

As part of the continuing effort to integrate investment products managed by the advisers acquired with Citigroup’s asset management business, Legg Mason, Inc. (“Legg Mason”) has recommended various Fund actions in order to streamline product offerings, standardize share class pricing features, eliminate redundancies and improve efficiencies within the organization. At Board meetings held during June and July 2006, the Fund’s Board reviewed and approved these recommendations, and provided authorization to move ahead with proxy solicitations for those matters needing shareholder approval.

Effective August 1, 2006, Legg Mason Partners Fund Advisor, LLC (“LMPFA”) became the Fund’s investment manager and Western Asset Management Company (“Western Asset”) and Western Asset Management Company Limited (“Western Asset Limited”) became the Fund’s subadvisers. The portfolio managers who are responsible for the day-to-day management of the Fund remain the same immediately prior to and immediately after the date of these changes. LMPFA, Western Asset and Western Asset Limited are wholly-owned subsidiaries of Legg Mason.

The Fund was formerly known as Smith Barney Diversified Strategic Income Fund.

Q. What were the overall market conditions during the Fund’s reporting period?

A. Despite a variety of significant headwinds, the overall bond market, as measured by the Lehman Brothers U.S. Aggregate Indexi, generated a positive return over the one-year reporting period ended July 31, 2006, as it gained 1.46%.

Over the reporting period, the bond market was impacted by a strong economy, numerous inflationary pressures, and continued rate hikes by the Federal Reserve Board (“Fed”)ii. To gain some perspective on how far we’ve come in terms of interest rates, consider the following; In May 2004, the federal funds rateiii, a barometer of short-term interest rates, was a mere 1.00%, its lowest level in more than 40 years. This was due, in part, to the Fed’s attempt to stimulate the economy in the aftermath of September 11th.

Then, in June 2004, the economy appeared to be on solid footing and the Fed officially ended its accommodative monetary policy by instituting its first rate hike in four years, bringing the federal funds rate from 1.00% to 1.25%. At that time, the Fed telegraphed what it had in mind for short-term rates as it said, “policy accommodation can be removed at a pace that is likely to be measured.” The Fed was certainly true to its word, as it instituted 17 straight 0.25% rate hikes and the federal funds rate was 5.25% at the end of the reporting period.

Given the solid economy and rising rate environment, both short- and long-term Treasury yields rose over the reporting period. During the 12 months ended July 31, 2006, two-year Treasury yields increased from 4.02% to 4.97%. Over the same period, 10-year Treasury yields moved from 4.28% to 4.99%.

Legg Mason Partners Diversified Strategic Income Fund 2006 Annual Report        1

Performance Review

For the 12 months ended July 31, 2006, Class A shares of the Legg Mason Partners Diversified Strategic Income Fund, excluding sales charges, returned 2.06%. These shares outperformed the Fund’s unmanaged benchmark, the Lehman Brothers U.S. Aggregate Index, which returned 1.46% for the same period. The Lipper Multi-Sector Income Funds Category Average1 increased 2.96% over the same time frame.

Performance Snapshot as of July 31, 2006 (excluding sales charges) (unaudited)

	6 Months	12 Months
Diversified Strategic Income Fund — Class A Shares	0.59%	2.06%
Lehman Brothers U.S. Aggregate Index	0.61%	1.46%
Lipper Multi-Sector Income Funds Category Average	1.03%	2.96%

The performance shown represents past performance. Past performance is no guarantee of future results and current performance may be higher or lower than the performance shown above. Principal value and investment returns will fluctuate and investors’ shares, when redeemed, may be worth more or less than their original cost. To obtain performance data current to the most recent month-end, please visit our website at www.leggmason.com/InvestorServices.

Excluding sales charges, Class B shares returned 0.33%, Class C shares returned 0.35% and Class Y shares returned 0.73% over the six months ended July 31, 2006. Excluding sales charges, Class B shares returned 1.52%, Class C shares returned 1.54% and Class Y shares returned 2.38% over the 12 months ended July 31, 2006. All share class returns assume the reinvestment of all distributions, including returns of capital, if any, at net asset value and the deduction of all Fund expenses. Returns have not been adjusted to include sales charges that may apply when shares are purchased or the deduction of taxes that a shareholder would pay on Fund distributions.

Performance figures reflect reimbursements and/or fee waivers, without which the performance would have been lower.

Lipper, Inc. is a major independent mutual-fund tracking organization. Returns are based on the period ended July 31, 2006, including the reinvestment of all distributions, including returns of capital, if any, calculated among the 122 funds for the six-month period and among the 122 funds for the 12-month period in the Fund’s Lipper category and excluding sales charges.

Q. What were the most significant factors affecting Fund performance?

What were the leading contributors to performance?

A. Throughout the reporting period, the Fund benefited from its tactical allocations to high yield and emerging markets debt, which outperformed investment grade securities during that timeframe. In terms of the Fund’s high yield exposure, as the period progressed its holdings in the auto sector, in particularly Ford Motor Co. and General Motors Corp., enhanced results. Both companies’ bonds staged an impressive rebound on the back of positive restructuring news and better than expected earnings from General Motors Corp. From an emerging market perspective, the Fund’s emphasis on Brazil was particularly helpful later in the period as it performed well.

[1]	Lipper, Inc. is a major independent mutual-fund tracking organization. Returns are based on the 12-month period ended July 31, 2006, including the reinvestment of all distributions, including returns of capital, if any, calculated among the 122 funds in the Fund’s Lipper category, and excluding sales charges.

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What were the leading detractors from performance?

A. During the first half of the period, the Fund’s allocations to investment grade corporate and U.S. Treasury securities detracted from results. In the second half of the period, the Fund’s long durationiv position versus the benchmark (0.3-0.8 years) was a significant negative factor as interest rates continued to rise. The Fund was structured with a long duration based on our belief that rates would continue to trade within the same range as the past few years. However, 10-year Treasuries broke outside of that range and the Fund suffered as a result. In terms of yield curvev positioning, the Fund’s overweight in the very front end of the curve detracted from performance as the federal raised rates more than the market—and we—expected.

Q. Were there any significant changes to the Fund during the reporting period?

A. During the first half of the period, we reduced the Fund’s exposure to emerging markets debt and re-invested those assets primarily into U.S. Treasury and mortgage-backed securities in an effort to take advantage of more compelling valuations. In the second half of the period, we extended the Fund’s duration from a neutral to a long position.

Thank you for your investment in the Legg Mason Partners Diversified Strategic Income Fund. As ever, we appreciate that you have chosen us to manage your assets and we remain focused on achieving the Fund’s investment goals.

Sincerely,

Western Asset Management Company

August 25, 2006

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The information provided is not intended to be a forecast of future events, a guarantee of future results or investment advice. Views expressed may differ from those of the firm as a whole.

RISKS: Keep in mind, the Fund is subject to certain risks of overseas investing, including currency fluctuations and changes in political and economic conditions. These risks are magnified in emerging markets. Investments in bonds are subject to interest rate and credit risks. As interest rates rise, bond prices fall, reducing the value of the Fund’s share price. In addition, the Fund invests in high-yield securities. These issues are lower-rated and inherently more risky than higher-rated fixed-income securities. The Fund may use derivatives, such as options and futures, which can be illiquid, may disproportionately increase losses, and have a potentially large impact on Fund performance. Please see the Fund’s prospectus for more information on these and other risks.

All index performance reflects no deduction for fees, expenses or taxes. Please note an investor cannot invest directly in an index.

[i]	The Lehman Brothers U.S. Aggregate Index is a broad-based bond index comprised of government, corporate, mortgage and asset-backed issues, rated investment grade or higher, and having at least one year to maturity.

ii	The Federal Reserve Board is responsible for the formulation of a policy designed to promote economic growth, full employment, stable prices, and a sustainable pattern of international trade and payments.

iii	The federal funds rate is the interest rate that banks with excess reserves at a Federal Reserve district bank charge other banks that need overnight loans.

iv	Duration is a common gauge of the price sensitivity of a fixed income asset or portfolio to a change in interest rates.

[v]	The yield curve is the graphical depiction of the relationship between the yield on bonds of the same credit quality but different maturities.

4        Legg Mason Partners Diversified Strategic Income Fund 2006 Annual Report

Fund at a Glance (unaudited)

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Fund Expenses (unaudited)

Example

As a shareholder of the Fund, you may incur two types of costs: (1) transaction costs, including front-end and back-end sales charges (loads) on purchase payments; and (2) ongoing costs, including management fees; distribution and/or service (12b-1) fees; and other Fund expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds.

This example is based on an investment of $1,000 invested on February 1, 2006 and held for the six months ended July 31, 2006.

Actual Expenses

The table below titled “Based on Actual Total Return” provides information about actual account values and actual expenses. You may use the information provided in this table, together with the amount you invested, to estimate the expenses that you paid over the period. To estimate the expenses you paid on your account, divide your ending account value by $1,000 (for example, an $8,600 ending account value divided by $1,000 = 8.6), then multiply the result by the number under the heading entitled “Expenses Paid During the Period”.

Based on Actual Total Return(1)

	Actual Total Return Without Sales Charges(2)	Beginning Account Value	Ending Account Value	Annualized Expense Ratio	Expenses Paid During the Period(3)
Class A	0.59%	$1,000.00	$1,005.90	0.94%	$4.68
Class B	0.33	1,000.00	1,003.30	1.49	7.40
Class C	0.35	1,000.00	1,003.50	1.43	7.10
Class Y	0.73	1,000.00	1,007.30	0.67	3.33

(1)	For the six months ended July 31, 2006.
(2)	Assumes reinvestment of all distributions, including returns of capital, if any, at net asset value and does not reflect the deduction of the applicable sales charge with respect to Class A shares or the applicable contingent deferred sales charges (“CDSC”) with respect to Class B and C shares. Total return is not annualized, as it may not be representative of the total return for the year. Performance figures may reflect fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of fee waivers and/or expense reimbursement, the total return would have been lower.
(3)	Expenses (net of fee waivers and/or expense reimbursements) are equal to each class’ respective annualized expense ratio multiplied by the average account value over the period, multiplied by the number of days in the most recent fiscal half-year, then divided by 365.

6        Legg Mason Partners Diversified Strategic Income Fund 2006 Annual Report

Fund Expenses (unaudited) (continued)

Hypothetical Example for Comparison Purposes

The table below titled “Based on Hypothetical Total Return” provides information about hypothetical account values and hypothetical expenses based on the actual expense ratio and an assumed rate of return of 5.00% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use the information provided in this table to compare the ongoing costs of investing in the Fund and other funds. To do so, compare the 5.00% hypothetical example relating to the Fund with the 5.00% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table below are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as front-end or back-end sales charges (loads). Therefore, the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transaction costs were included, your costs would have been higher.

Based on Hypothetical Total Return(1)

	Hypothetical Annualized Total Return	Beginning Account Value	Ending Account Value	Annualized Expense Ratio	Expenses Paid During the Period(2)
Class A	5.00%	$1,000.00	$1,020.13	0.94%	$4.71
Class B	5.00	1,000.00	1,017.41	1.49	7.45
Class C	5.00	1,000.00	1,017.70	1.43	7.15
Class Y	5.00	1,000.00	1,021.47	0.67	3.36

(1)	For the six months ended July 31, 2006.
(2)	Expenses (net of fee waivers and/or expense reimbursements) are equal to each class’ respective annualized expense ratio multiplied by the average account value over the period, multiplied by the number of days in the most recent fiscal half-year, then divided by 365.

Legg Mason Partners Diversified Strategic Income Fund 2006 Annual Report        7

Fund Performance

Average Annual Total Returns(1) (unaudited)

	Without Sales Charges(2)
	Class A	Class B	Class C	Class Y
Twelve Months Ended 7/31/06	2.06%	1.52%	1.54%	2.38%
Five Years Ended 7/31/06	5.60	5.06	5.05	5.97
Ten Years Ended 7/31/06	5.20	4.69	4.71	5.56
Inception* through 7/31/06	5.89	6.35	5.13	5.76

	With Sales Charges(3)
	Class A	Class B	Class C	Class Y
Twelve Months Ended 7/31/06	(2.47)%	(2.81)%	0.58%	2.38%
Five Years Ended 7/31/06	4.62	4.89	5.05	5.97
Ten Years Ended 7/31/06	4.71	4.69	4.71	5.56
Inception* through 7/31/06	5.54	6.35	5.13	5.76

Cumulative Total Returns(1) (unaudited)

Without Sales Charges(2)
Class A (7/31/96 through 7/31/06)	66.00%
Class B (7/31/96 through 7/31/06)	58.16
Class C (7/31/96 through 7/31/06)	58.42
Class Y (7/31/96 through 7/31/06)	71.83

(1)	All figures represent past performance and are not a guarantee of future results. Investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. The returns shown do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Performance figures may reflect fee waivers and/or expense reimbursements. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower.
(2)	Assumes reinvestment of all distributions, including returns of capital, if any, at net asset value and does not reflect the deduction of the applicable sales charge with respect to Class A shares or the applicable CDSC with respect to Class B and C shares.
(3)	Assumes reinvestment of all distributions, including returns of capital, if any, at net asset value. In addition, Class A shares reflect the deduction of the maximum initial sales charge of 4.50%; Class B shares reflect the deduction of a 4.50% CDSC, which applies if shares are redeemed within one year from purchase payment. This CDSC declines by 0.50% the first year after purchase and thereafter by 1.00% per year until no CDSC is incurred. Class C shares also have a 1.00% CDSC, which applies if redemption occurs within one year from purchase payment.
*	Inception dates for Class A, B, C and Y shares are November 6, 1992, December 28, 1989, March 19, 1993 and October 10, 1995, respectively.

8        Legg Mason Partners Diversified Strategic Income Fund 2006 Annual Report

Historical Performance (unaudited)

Value of $10,000 Invested in Class B Shares of the Legg Mason Partners Diversified Strategic Income Fund vs. Lehman Brothers U.S. Aggregate Index† (July 1996 — July 2006) 2006)

†	Hypothetical illustration of $10,000 invested in Class B shares on July 31, 1996, assuming reinvestment of all distributions, including returns of capital, if any, at net asset value through July 31, 2006. The Lehman Brothers U.S. Aggregate Index is a benchmark index made up of the Lehman Brothers Government/Credit Index, Mortgage-Backed Securities Index, and Asset-Backed Securities Index, including securities that are of investment-grade quality or better, have at least one year to maturity, and have an outstanding par value of at least $150 million. The Index is unmanaged and it is not subject to the same management and trading expenses as a mutual fund. The performance of the Fund’s other classes may be greater or less than the Class B shares’ performance indicated on this chart, depending on whether greater or lesser sales charges and fees were incurred by shareholders investing in other classes. Please note that an investor cannot invest directly in an index.

All figures represent past performance and are not a guarantee of future results. Investment return and principal value of an investment will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. The returns shown do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Performance figures may reflect fee waivers and/or expense reimbursements. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower.

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Schedule of Investments (July 31, 2006)

LEGG MASON PARTNERS DIVERSIFIED STRATEGIC INCOME FUND

Face Amount†	Rating‡	Security	Value
CORPORATE BONDS & NOTES — 55.2%
Aerospace & Defense — 0.4%
545,000	B+	Alliant Techsystems Inc., Senior Subordinated Notes, 6.750% due 4/1/16	$530,013
1,455,000	B+	DRS Technologies Inc., Senior Subordinated Notes, 6.625% due 2/1/16	1,407,712
1,095,000	BB+	L-3 Communications Corp., Senior Subordinated Notes, 7.625% due 6/15/12	1,114,163

		Total Aerospace & Defense	3,051,888

Airlines — 0.3%
		Continental Airlines Inc., Pass-Through Certificates:
319,223	B+	Series 2000-2, Class C, 8.312% due 4/2/11	308,444
2,025,000	B	Series 2001-2, Class D, 7.568% due 12/1/06	2,021,990

		Total Airlines	2,330,434

Auto Components — 0.4%
580,000	B	Arvin Capital I, Capital Securities, 9.500% due 2/1/27	588,700
840,000	B-	Keystone Automotive Operations Inc., Senior Subordinated Notes, 9.750% due 11/1/13	804,300
		TRW Automotive Inc.:
196,000	BB-	Senior Notes, 9.375% due 2/15/13	209,230
260,000	BB-	Senior Subordinated Notes, 11.000% due 2/15/13	285,350
1,475,000	B-	Visteon Corp., Senior Notes, 8.250% due 8/1/10	1,364,375

		Total Auto Components	3,251,955

Automobiles — 1.5%
		DaimlerChrysler North America Holding Corp.:
700,000	BBB	5.875% due 3/15/11	694,658
1,970,000	BBB	Notes, 4.050% due 6/4/08	1,912,870
		Ford Motor Co.:
		Debentures:
825,000	B+	6.625% due 10/1/28	598,125
500,000	B+	8.900% due 1/15/32	422,500
6,925,000	B+	Notes, 7.450% due 7/16/31 (a)	5,124,500
		General Motors Corp., Senior Debentures:
500,000	B-	8.250% due 7/15/23	415,000
3,150,000	B-	8.375% due 7/15/33 (a)	2,598,750

		Total Automobiles	11,766,403

Beverages — 0.1%
730,000	B	Cott Beverages USA Inc., Senior Subordinated Notes, 8.000% due 12/15/11	740,950

Biotechnology — 0.0%
105,000	B	Angiotech Pharmaceuticals Inc., Senior Subordinated Notes, 7.750% due 4/1/14 (b)	102,113

See Notes to Financial Statements.

10        Legg Mason Partners Diversified Strategic Income Fund 2006 Annual Report

Schedule of Investments (July 31, 2006) (continued)

Face Amount†	Rating‡	Security	Value
Building Products — 0.6%
		Associated Materials Inc.:
125,000	CCC	Senior Discount Notes, step bond to yield 15.827% due 3/1/14	$71,875
1,455,000	CCC	Senior Subordinated Notes, 9.750% due 4/15/12	1,433,175
665,000	B	Jacuzzi Brands Inc., Secured Notes, 9.625% due 7/1/10	706,562
1,765,000	CCC+	Nortek Inc., Senior Subordinated Notes, 8.500% due 9/1/14	1,659,100
905,000	CCC+	NTK Holdings Inc., Senior Discount Notes, step bond to yield 10.993% due 3/1/14	638,025

		Total Building Products	4,508,737

Capital Markets — 0.6%
1,349,000	B	BCP Crystal U.S. Holdings Corp., Senior Subordinated Notes, 9.625% due 6/15/14	1,455,234
		E*TRADE Financial Corp., Senior Notes:
645,000	B+	7.375% due 9/15/13	649,837
290,000	B+	7.875% due 12/1/15	300,875
1,975,000	A	Morgan Stanley, Subordinated Notes, 4.750% due 4/1/14	1,837,094
350,000	BB+	Morgan Stanley Bank AG for OAO Gazprom, Loan Participation Notes, 9.625% due 3/1/13	411,250

		Total Capital Markets	4,654,290

Chemicals — 0.5%
960,000	BB-	Airgas Inc., Senior Subordinated Notes, 9.125% due 10/1/11	1,005,600
1,500,000	BB-	Lyondell Chemical Co., Senior Secured Notes, 11.125% due 7/15/12	1,640,625
1,400,000	BBB-	Methanex Corp., Senior Notes, 8.750% due 8/15/12	1,505,000

		Total Chemicals	4,151,225

Commercial Banks — 1.7%
		Glitnir Banki HF:
910,000	A-	Notes, 6.330% due 7/28/11 (b)	914,146
1,920,000	BBB+	Subordinated Notes, 6.693% due 6/15/16 (b)(c)	1,926,970
1,000,000	BBB-	Resona Preferred Global Securities Cayman Ltd., Bonds, 7.191% due 7/30/15 (b)(c)	1,020,492
1,630,000	BBB-	Shinsei Finance Cayman Ltd., Bonds, 6.418% due 7/20/16 (b)(c)	1,581,736
4,470,000	A	Wachovia Corp., Subordinated Notes, 5.250% due 8/1/14 (a)	4,315,856
4,100,000	AA	Wells Fargo & Co., Senior Notes, 4.200% due 1/15/10 (a)	3,946,836

		Total Commercial Banks	13,706,036

Commercial Services & Supplies — 1.2%
2,260,000	BB-	Allied Waste North America Inc., Senior Notes, Series B, 8.500% due 12/1/08	2,356,050
1,475,000	CCC+	Brand Services Inc., Senior Notes, 12.000% due 10/15/12	1,668,638
975,000	BB-	Corrections Corporation of America, Senior Subordinated Notes, 6.250% due 3/15/13	926,250
510,000	B	DynCorp International LLC/DIV Capital Corporation, Senior Subordinated Notes, 9.500% due 2/15/13	530,400
405,000	B-	NationsRent Inc., Senior Subordinated Notes, 9.500% due 5/1/15	474,389
1,890,000	BBB	Waste Management Inc., 6.375% due 11/15/12	1,950,259
1,610,000	BB-	Windstream Corp., Senior Notes, 8.625% due 8/1/16 (b)	1,682,450

		Total Commercial Services & Supplies	9,588,436

See Notes to Financial Statements.

Legg Mason Partners Diversified Strategic Income Fund 2006 Annual Report        11

Schedule of Investments (July 31, 2006) (continued)

Face Amount†	Rating‡	Security	Value
Communications Equipment — 0.6%
3,625,000	B	Lucent Technologies Inc., Debentures, 6.450% due 3/15/29 (a)	$3,108,437
1,650,000	B-	Nortel Networks Corp., Notes, 6.875% due 9/1/23	1,320,000

		Total Communications Equipment	4,428,437

Consumer Finance — 3.3%
		Ford Motor Credit Co.:
		Notes:
1,140,000	B+	7.375% due 10/28/09	1,076,085
350,000	B+	7.875% due 6/15/10	329,561
150,000	B+	7.000% due 10/1/13	131,926
2,858,000	B+	Senior Notes, 10.486% due 6/15/11 (a)(b)(c)	2,901,127
		General Motors Acceptance Corp.:
350,000	BB	Bonds, 8.000% due 11/1/31	344,162
60,000	BB	Global Notes, 5.125% due 5/9/08	57,839
80,000	BB	Medium-Term Notes, 4.375% due 12/10/07	77,306
		Notes:
80,000	BB	6.125% due 8/28/07	79,459
16,150,000	BB	5.625% due 5/15/09 (a)	15,450,237
125,000	BB	7.250% due 3/2/11	122,653
2,125,000	BB	6.875% due 9/15/11	2,059,799
4,065,000	BB	6.750% due 12/1/14 (a)	3,832,397
80,000	BB	Senior Notes, 5.850% due 1/14/09	76,921

		Total Consumer Finance	26,539,472

Containers & Packaging — 0.9%
800,000	B-	Berry Plastics Corp., Senior Subordinated Notes, 10.750% due 7/15/12	878,000
1,340,000	CCC+	Graham Packaging Co. Inc., Senior Subordinated Notes, 9.875% due 10/15/14	1,309,850
		Graphic Packaging International Corp.:
610,000	B-	Senior Notes, 8.500% due 8/15/11	616,100
515,000	B-	Senior Subordinated Notes, 9.500% due 8/15/13	517,575
2,839,000	BB-	Owens-Brockway Glass Container Inc., Senior Secured Notes, 8.875% due 2/15/09 (a)	2,941,914
800,000	B	Plastipak Holdings Inc., Senior Notes, 8.500% due 12/15/15 (b)	796,000
275,000	NR	Pliant Corp., Senior Secured Second Lien Notes, 11.125% due 9/1/09	258,500
675,000	C	Radnor Holdings Corp., Senior Notes, 11.000% due 3/15/10	205,875

		Total Containers & Packaging	7,523,814

Diversified Consumer Services — 0.8%
690,000	CCC+	Education Management LLC/Education Management Corp., Senior Notes, 8.750% due 6/1/14 (b)	695,175
		Hertz Corp.:
450,000	B	Senior Notes, 8.875% due 1/1/14 (b)	471,375
2,435,000	B	Senior Subordinated Notes, 10.500% due 1/1/16 (a)(b)	2,660,237
		Service Corp. International:
1,025,000	BB	Debentures, 7.875% due 2/1/13	1,040,375
1,590,000	BB	Senior Notes, 6.500% due 3/15/08	1,591,988

		Total Diversified Consumer Services	6,459,150

See Notes to Financial Statements.

12        Legg Mason Partners Diversified Strategic Income Fund 2006 Annual Report

Schedule of Investments (July 31, 2006) (continued)

Face Amount†	Rating‡	Security	Value
Diversified Financial Services — 2.2%
1,020,000	BBB+	Aiful Corp., Notes, 5.000% due 8/10/10 (b)	$978,699
370,000	BB	Case Credit Corp., Notes, 6.750% due 10/21/07	371,850
665,000	CCC+	CCM Merger Inc., Notes, 8.000% due 8/1/13 (b)	640,062
		Citisteel USA Inc., Senior Secured Notes:
340,000	CCC+	12.490% due 9/1/10 (c)	354,450
315,000	NR	15.000% due 10/1/10 (b)(d)	328,388
670,000	AA-	Credit Suisse First Boston USA Inc., Notes, 4.875% due 8/15/10	654,483
2,600,000	B+	El Paso Performance-Link, Notes, 7.750% due 7/15/11 (a)(b)	2,629,250
500,000	AAA	Emeralds, Notes, Series 2006-1-O, 5.374% due 8/4/20 (b)(c)	500,000
90,000	B+	H&E Equipment Services LLC/H&E Finance Corp., Senior Notes, 11.125% due 6/15/12	98,798
630,000	B-	Hughes Network Systems LLC/HNS Finance Corp., Senior Notes, 9.500% due 4/15/14 (b)	630,000
800,000	A	ILFC E-Capital Trust I, 5.900% due 12/21/65 (b)(c)	792,293
6,070,000	A	JPMorgan Chase & Co., Subordinated Notes, 5.125% due 9/15/14 (a)	5,790,319
890,000	BBB	MUFG Capital Finance 1 Ltd., 6.346% due 7/25/16 (c)	872,102
1,420,000	BB+	TNK-BP Finance SA, 7.500% due 7/18/16 (b)	1,438,379
550,000	B-	UGS Corp., Senior Subordinated Notes, 10.000% due 6/1/12	594,688
885,000	CCC+	Vanguard Health Holdings Co. II LLC, Senior Subordinated Notes, 9.000% due 10/1/14	860,662

		Total Diversified Financial Services	17,534,423

Diversified Telecommunication Services — 1.8%
		Cincinnati Bell Inc.:
305,000	B-	Senior Notes, 7.000% due 2/15/15	290,513
845,000	B-	Senior Subordinated Notes, 8.375% due 1/15/14	832,325
25,000	BB-	Cincinnati Bell Telephone Co., Debentures, 6.300% due 12/1/28	21,375
880,000	BB+	Citizens Communications Co., Senior Notes, 9.000% due 8/15/31	906,400
1,000,000	A-	Deutsche Telekom International Finance, Senior Notes, 5.750% due 3/23/16	956,868
1,780,000	NR	GT Group Telecom Inc., Senior Discount Notes, 13.250% due 2/1/10 (e)(f)(g)	0
930,000	CCC+	Hawaiian Telcom Communications Inc., Senior Subordinated Notes, Series B, 12.500% due 5/1/15	985,800
225,000	B	Insight Midwest LP/Insight Capital Inc., Senior Notes, 10.500% due 11/1/10	235,125
		Intelsat Bermuda Ltd., Senior Notes:
1,010,000	B+	9.250% due 6/15/16 (b)	1,037,775
2,000,000	B	11.250% due 6/15/16 (b)	2,030,000
125,000	B	Intelsat Ltd., Notes, 7.625% due 4/15/12	104,844
1,820,000	BBB+	Koninklijke KPN NV, Senior Notes, 8.000% due 10/1/10	1,943,658
670,000	B	Nordic Telephone Co. Holdings, Senior Notes, 8.875% due 5/1/16 (b)	693,450
795,000	B-	Northern Telecom Capital Corp., Notes, 7.875% due 6/15/26	675,750
720,000	B-	NTL Cable PLC, Senior Notes, 9.125% due 8/15/16	732,600
516,000	B	PanAmSat Corp., Senior Notes, 9.000% due 8/15/14	526,965
135,000	B	Qwest Communications International Inc., Senior Notes, 7.500% due 2/15/14	132,975

See Notes to Financial Statements.

Legg Mason Partners Diversified Strategic Income Fund 2006 Annual Report        13

Schedule of Investments (July 31, 2006) (continued)

Face Amount†		Rating‡	Security	Value
Diversified Telecommunication Services — 1.8% (continued)
1,050,000		BBB+	Telecom Italia Capital SA, Notes, 5.250% due 10/1/15	$966,901
4,000,000	MXN	BBB+	Telefonos de Mexico SA de CV, Senior Notes, 8.799% due 1/31/16	351,681
600,000		A	Verizon Global Funding Corp., Notes, 7.375% due 9/1/12	643,223
90,000		B-	Wind Acquisition Finance SA, 10.750% due 12/1/15 (b)	97,425

			Total Diversified Telecommunication Services	14,165,653

Electric Utilities — 1.1%
1,790,000		BBB	Exelon Corp., Bonds, 5.625% due 6/15/35	1,611,501
3,230,000		BBB-	FirstEnergy Corp., Notes, Series C, 7.375% due 11/15/31 (a)	3,545,962
454,966		B+	Midwest Generation LLC, Pass-Through Certificates, Series B, 8.560% due 1/2/16	478,568
1,910,000		B-	Orion Power Holdings Inc., Senior Notes, 12.000% due 5/1/10	2,191,725
1,320,000		BBB	Pacific Gas & Electric Co., First Mortgage Bonds, 6.050% due 3/1/34	1,277,843

			Total Electric Utilities	9,105,599

Energy Equipment & Services — 0.0%
88,000		B-	Dresser-Rand Group Inc., Senior Subordinated Notes, 7.375% due 11/1/14	84,480
165,000		BB-	Pride International Inc., Senior Notes, 7.375% due 7/15/14	167,475

			Total Energy Equipment & Services	251,955

Food Products — 0.4%
870,000		BB-	Dean Foods Co., Senior Notes, 6.900% due 10/15/17	813,450
1,000,000		B	Del Monte Corp., Senior Subordinated Notes, 8.625% due 12/15/12	1,042,500
1,600,000		B	Dole Food Co. Inc., Senior Notes, 7.250% due 6/15/10	1,448,000

			Total Food Products	3,303,950

Health Care Providers & Services — 1.5%
1,550,000		B-	AmeriPath Inc., Senior Subordinated Notes, 10.500% due 4/1/13	1,639,125
1,710,000		B	DaVita Inc., Senior Subordinated Notes, 7.250% due 3/15/15	1,643,737
585,000		B+	Extendicare Health Services Inc., Senior Notes, 9.500% due 7/1/10	613,519
			HCA Inc.:
3,360,000		BB+	Debentures, 7.500% due 11/15/95	2,386,746
276,000		BB+	Notes, 6.500% due 2/15/16	221,145
2,075,000		B-	IASIS Healthcare LLC/IASIS Capital Corp., Senior Subordinated Notes, 8.750% due 6/15/14	2,002,375
			Tenet Healthcare Corp., Senior Notes:
3,400,000		B	7.375% due 2/1/13 (a)	2,966,500
755,000		B	9.875% due 7/1/14	724,800
150,000		B	6.875% due 11/15/31	113,625

			Total Health Care Providers & Services	12,311,572

Hotels, Restaurants & Leisure — 2.0%
			Caesars Entertainment Inc., Senior Subordinated Notes:
1,150,000		BB+	8.875% due 9/15/08	1,206,063
4,275,000		BB+	8.125% due 5/15/11 (a)	4,510,125
350,000		B-	Carrols Corp., Senior Subordinated Notes, 9.000% due 1/15/13	348,250
1,825,000		B	Herbst Gaming Inc., Senior Subordinated Notes, 8.125% due 6/1/12	1,861,500

See Notes to Financial Statements.

14        Legg Mason Partners Diversified Strategic Income Fund 2006 Annual Report

Schedule of Investments (July 31, 2006) (continued)

Face Amount†	Rating‡	Security	Value
Hotels, Restaurants & Leisure — 2.0% (continued)
785,000	B	Inn of the Mountain Gods Resort & Casino, Senior Notes, 12.000% due 11/15/10	$825,231
300,000	B	Isle of Capri Casinos Inc., Senior Subordinated Notes, 7.000% due 3/1/14	289,500
1,550,000	B	Las Vegas Sands Corp., Senior Notes, 6.375% due 2/15/15	1,441,500
		Mandalay Resort Group, Senior Subordinated:
585,000	B+	Debentures, 7.625% due 7/15/13	579,150
1,725,000	B+	Notes, Series B, 10.250% due 8/1/07	1,789,687
2,500,000	B-	Pinnacle Entertainment Inc., Senior Subordinated Notes, 8.750% due 10/1/13 (a)	2,643,750
110,000	B+	River Rock Entertainment Authority, Senior Notes, 9.750% due 11/1/11	116,050

		Total Hotels, Restaurants & Leisure	15,610,806

Household Durables — 0.9%
110,000	BB+	American Greetings Corp., Senior Notes, 7.375% due 6/1/16	110,550
		Beazer Homes USA Inc., Senior Notes:
105,000	BB	6.875% due 7/15/15	93,975
600,000	BB	8.125% due 6/15/16 (b)	573,000
390,000	B-	Interface Inc., Senior Notes, 10.375% due 2/1/10	424,613
		K Hovnanian Enterprises Inc.:
370,000	BB	6.250% due 1/15/16	318,200
1,800,000	BB	Senior Notes, 8.625% due 1/15/17	1,764,000
680,000	B-	Norcraft Cos. LP/Norcraft Finance Corp., Senior Subordinated Notes, 9.000% due 11/1/11	697,000
135,000	B-	Norcraft Holdings LP/Norcraft Capital Corp., Senior Discount Notes, step bond to yield 8.678% due 9/1/12	109,350
1,000,000	B	Sealy Mattress Co., Senior Subordinated Notes, 8.250% due 6/15/14	1,005,000
405,000	B+	Standard Pacific Corp., Senior Subordinated Notes, 9.250% due 4/15/12	386,775
1,625,000	B	Tempur-Pedic Inc./Tempur Production USA Inc., Senior Subordinated Notes, 10.250% due 8/15/10	1,710,312

		Total Household Durables	7,192,775

Household Products — 0.1%
		Nutro Products Inc.:
160,000	CCC	Senior Notes, 9.230% due 10/15/13 (b)(c)	164,800
405,000	CCC	Senior Subordinated Notes, 10.750% due 4/15/14 (b)	424,238

		Total Household Products	589,038

Independent Power Producers & Energy Traders — 6.0%
		AES Corp., Senior Notes:
3,210,000	B	8.750% due 6/15/08 (a)	3,346,425
5,695,000	B	9.500% due 6/1/09 (a)	6,036,700
2,080,000	B	9.375% due 9/15/10	2,228,200
3,530,000	B	8.875% due 2/15/11 (a)	3,741,800
13,700,000	B	7.750% due 3/1/14 (a)	13,905,500

See Notes to Financial Statements.

Legg Mason Partners Diversified Strategic Income Fund 2006 Annual Report        15

Schedule of Investments (July 31, 2006) (continued)

Face Amount†	Rating‡	Security	Value
Independent Power Producers & Energy Traders — 6.0% (continued)
1,000,000	BBB	Duke Energy Corp., Senior Notes, 5.625% due 11/30/12	$994,195
		Dynegy Holdings Inc.:
1,000,000	B-	Senior Debentures, 7.125% due 5/15/18	880,000
9,870,000	B-	Senior Notes, 8.375% due 5/1/16 (a)(b)	9,746,625
		Edison Mission Energy, Senior Notes:
275,000	B+	7.730% due 6/15/09	280,500
45,000	B+	7.500% due 6/15/13 (b)	44,663
950,000	B1(h)	7.750% due 6/15/16 (b)	942,875
355,000	B-	Mirant Americas Generation LLC, Senior Notes, 9.125% due 5/1/31	342,575
745,000	B-	Mirant North America LLC, Senior Notes, 7.375% due 12/31/13	719,856
		NRG Energy Inc., Senior Notes:
575,000	B-	7.250% due 2/1/14	564,219
2,735,000	B-	7.375% due 2/1/16 (a)	2,680,300
250,000	BBB-	Oncor Electric Delivery Co., Senior Secured Notes, 6.375% due 1/15/15	253,423
		TXU Corp., Senior Notes:
380,000	BB+	Series P, 5.550% due 11/15/14	349,021
620,000	BB+	Series R, 6.550% due 11/15/34	554,922

		Total Independent Power Producers & Energy Traders	47,611,799

Industrial Conglomerates — 1.6%
1,080,000	NR	Aqua-Chem Inc., Senior Subordinated Notes, 11.250% due 7/1/08 (e)(f)	1,050,300
		Tyco International Group SA, Notes:
3,250,000	BBB+	6.000% due 11/15/13 (a)	3,273,342
7,730,000	BBB+	6.875% due 1/15/29 (a)	8,187,716

		Total Industrial Conglomerates	12,511,358

Insurance — 0.2%
1,525,000	BB	Crum & Forster Holdings Corp., Senior Notes, 10.375% due 6/15/13	1,563,125

Internet & Catalog Retail — 0.1%
235,000	B	Brookstone Co. Inc., Secured Notes, 12.000% due 10/15/12	213,850
755,000	B-	FTD Inc., Senior Subordinated Notes, 7.750% due 2/15/14	730,463

		Total Internet & Catalog Retail	944,313

IT Services — 0.3%
90,000	BBB-	Electronic Data Systems Corp., 7.125% due 10/15/09	93,307
		Sungard Data Systems Inc.:
525,000	B-	Senior Notes, 9.125% due 8/15/13	538,781
1,410,000	B-	Senior Subordinated Notes, 10.250% due 8/15/15	1,436,438

		Total IT Services	2,068,526

Leisure Equipment & Products — 2.0%
16,150,000	B	Eastman Kodak Co., 7.250% due 11/15/13 (a)	15,561,284
615,000	B-	Warner Music Group, Senior Subordinated Notes, 7.375% due 4/15/14	596,550

		Total Leisure Equipment & Products	16,157,834

See Notes to Financial Statements.

16        Legg Mason Partners Diversified Strategic Income Fund 2006 Annual Report

Schedule of Investments (July 31, 2006) (continued)

Face Amount†	Rating‡	Security	Value
Machinery — 0.3%
200,000	B+	Commercial Vehicle Group Inc., Senior Notes, 8.000% due 7/1/13	$190,750
845,000	B	Mueller Group Inc., Senior Subordinated Notes, 10.000% due 5/1/12	916,825
666,000	B	Mueller Holdings Inc., Discount Notes, step bond to yield 11.980% due 4/15/14	569,430
225,000	CCC+	RBS Global & Rexnord Corp., Senior Notes, 9.500% due 8/1/14 (b)	226,125
683,000	B+	Terex Corp., Senior Subordinated Notes, Series B, 10.375% due 4/1/11	718,434

		Total Machinery	2,621,564

Media — 5.8%
2,050,000	B	Advanstar Communications Inc., Senior Secured Notes, 10.750% due 8/15/10	2,208,895
1,020,000	B-	Affinion Group Inc., Senior Notes, 10.125% due 10/15/13 (b)	1,050,600
		AMC Entertainment Inc.:
165,000	B-	Senior Note, Series B, 8.625% due 8/15/12	169,331
1,640,000	CCC+	Senior Subordinated Notes, 11.000% due 2/1/16	1,779,400
2,067,000	B-	CanWest Media Inc., Senior Subordinated Notes, 8.000% due 9/15/12	2,025,660
1,090,000	CCC-	CCH I Holdings LLC/CCH I Holding Capital Corp., Senior Accreting Notes, 11.750% due 5/15/14	741,200
1,580,000	CCC-	CCH I LLC/CCH Capital Corp., Senior Secured Notes, 11.000% due 10/1/15	1,425,950
1,380,000	CCC-	CCH II LLC/CCH II Capital Corp., Senior Notes, 10.250% due 9/15/10	1,400,700
480,000	CCC-	Charter Communications Holdings II LLC/Charter Communications Holdings II Capital Corp., Senior Notes, 9.625% due 11/15/09	405,600
		Charter Communications Holdings LLC/Charter Communications Holdings Capital Corp., Senior Notes:
440,000	CCC-	8.625% due 4/1/09	369,600
240,000	CCC-	10.750% due 10/1/09	207,600
225,000	CCC	CMP Susquehanna Corp., Senior Subordinated Notes, 9.875% due 5/15/14 (b)	210,375
2,175,000	BBB+	Comcast Cable Communications Holdings Inc., Notes, 8.375% due 3/15/13	2,439,106
		Comcast Corp., Notes:
1,370,000	BBB+	6.500% due 1/15/15	1,395,397
690,000	BBB+	6.500% due 1/15/17	700,734
		CSC Holdings Inc.:
1,625,000	B+	Debentures, Series B, 8.125% due 8/15/09	1,671,719
450,000	B+	Senior Debentures, 7.625% due 7/15/18	448,875
1,025,000	B+	Senior Notes, Series B, 7.625% due 4/1/11	1,036,531
634,000	B	Dex Media East LLC/Dex Media East Finance Co., Senior Notes, Series B, 12.125% due 11/15/12	711,665
2,417,000	B	Dex Media West LLC/Dex Media Finance Co., Senior Subordinated Notes, Series B, 9.875% due 8/15/13 (a)	2,616,402
1,381,000	BB-	DIRECTV Holdings LLC/DIRECTV Financing Co. Inc., Senior Notes, 8.375% due 3/15/13	1,453,502

See Notes to Financial Statements.

Legg Mason Partners Diversified Strategic Income Fund 2006 Annual Report        17

Schedule of Investments (July 31, 2006) (continued)

Face Amount†	Rating‡	Security	Value
Media — 5.8% (continued)
		EchoStar DBS Corp., Senior Notes:
2,250,000	BB-	6.625% due 10/1/14	$2,176,875
925,000	BB-	7.125% due 2/1/16 (b)	913,438
1,375,000	CCC+	Houghton Mifflin Co., Senior Discount Notes, step bond to yield 11.492% due 10/15/13	1,144,687
2,200,000	CCC+	Insight Communications Co. Inc., Senior Discount Notes, 12.250% due 2/15/11	2,340,250
460,000	B-	Kabel Deutschland GMBH, Senior Notes, 10.625% due 7/1/14 (b)	489,900
600,000	B	Lamar Media Corp., Senior Subordinated Notes, 6.625% due 8/15/15	560,250
1,189,000	B-	LodgeNet Entertainment Corp., Senior Subordinated Notes, 9.500% due 6/15/13	1,272,230
690,000	BBB	News America Inc., 6.200% due 12/15/34	633,744
835,000	B	Primedia Inc., Senior Notes, 8.875% due 5/15/11	799,513
		R.H. Donnelley Corp.:
		Senior Discount Notes:
75,000	B	Series A-1, 6.875% due 1/15/13	68,438
100,000	B	Series A-2, 6.875% due 1/15/13	91,250
925,000	B	Senior Notes, Series A-3, 8.875% due 1/15/16	926,156
450,000	B	R.H. Donnelley Finance Corp. I, Senior Subordinated Notes, 10.875% due 12/15/12 (b)	496,688
950,000	B	R.H. Donnelley Inc., Senior Subordinated Notes, 10.875% due 12/15/12	1,048,563
2,030,000	B	Radio One Inc., Senior Subordinated Notes, Series B, 8.875% due 7/1/11	2,090,900
300,000	B+	Rainbow National Services LLC, Senior Notes, 8.750% due 9/1/12 (b)	318,750
		Rogers Cable Inc.:
1,015,000	BB+	Secured Notes, 5.500% due 3/15/14	917,306
100,000	BB+	Senior Secured Notes, 6.250% due 6/15/13	95,500
1,510,000	B	Sinclair Broadcast Group Inc., Senior Subordinated Notes, 8.000% due 3/15/12	1,532,650
2,150,000	BBB+	Time Warner Inc., Senior Notes, 7.625% due 4/15/31	2,318,513
760,000	CCC	Vertis Inc., Senior Secured Second Lien Notes, 9.750% due 4/1/09	774,250
		XM Satellite Radio Inc., Senior Notes:
310,000	CCC	9.649% due 5/1/13 (b)(c)	287,525
740,000	CCC	9.750% due 5/1/14 (b)	686,350

		Total Media	46,452,568

Metals & Mining — 0.5%
1,475,000	B+	Aleris International Inc., Senior Secured Notes, 10.375% due 10/15/10	1,618,812
640,000	BBB-	International Steel Group Inc., Senior Notes, 6.500% due 4/15/14	608,000
1,255,000	B-	Metals USA Inc., Senior Secured Notes, 11.125% due 12/1/15 (b)	1,386,775
740,000	B-	RathGibson Inc., Senior Notes, 11.250% due 2/15/14 (b)	769,600

		Total Metals & Mining	4,383,187

See Notes to Financial Statements.

18        Legg Mason Partners Diversified Strategic Income Fund 2006 Annual Report

Schedule of Investments (July 31, 2006) (continued)

Face Amount†	Rating‡	Security	Value
Multi-Utilities — 0.3%
475,000	BB+	Avista Corp., Senior Notes, 9.750% due 6/1/08	$505,603
1,980,000	BBB	Dominion Resources Inc., Senior Notes, 5.700% due 9/17/12	1,953,361

		Total Multi-Utilities	2,458,964

Multiline Retail — 0.5%
2,018,000	BBB-	J.C. Penney Co. Inc., Notes, 9.000% due 8/1/12	2,331,668
1,410,000	B-	Neiman Marcus Group Inc., Senior Subordinated Notes, 10.375% due 10/15/15	1,503,412

		Total Multiline Retail	3,835,080

Office Electronics — 0.2%
1,475,000	B+	Xerox Capital Trust I Exchange Capital Securities, 8.000% due 2/1/27	1,497,125

Oil, Gas & Consumable Fuels — 8.2%
1,670,000	BBB+	Anadarko Finance Co., Senior Notes, Series B, 7.500% due 5/1/31	1,846,344
1,275,000	CCC+	Belden & Blake Corp., Secured Notes, 8.750% due 7/15/12	1,303,687
		Chesapeake Energy Corp., Senior Notes:
2,750,000	BB	6.625% due 1/15/16 (a)	2,633,125
450,000	BB	6.500% due 8/15/17	420,750
1,680,000	AA	ChevronTexaco Capital Co., Notes, 3.500% due 9/17/07	1,644,386
1,625,000	BB-	Cimarex Energy Co., Senior Notes, 9.600% due 3/15/12	1,724,531
265,000	BB-	Compagnie Generale de Geophysique SA, 7.500% due 5/15/15	260,362
4,000,000	A-	ConocoPhillips Holding Co., Senior Notes, 6.950% due 4/15/29 (a)	4,448,696
2,640,000	BBB	Devon Energy Corp., Debentures, 7.950% due 4/15/32 (a)	3,120,324
		El Paso Corp.:
		Medium-Term Notes:
10,770,000	B	7.800% due 8/1/31 (a)	10,716,150
13,020,000	B	7.750% due 1/15/32 (a)	13,020,000
4,000,000	B	Notes, 7.875% due 6/15/12 (a)	4,110,000
1,575,000	B-	EXCO Resources Inc., Senior Notes, 7.250% due 1/15/11	1,543,500
1,350,000	NR	Gaz Capital SA, Notes, 8.625% due 4/28/34	1,631,880
825,000	B	Inergy L.P./Inergy Finance Corp., Senior Notes, 6.875% due 12/15/14	781,687
700,000	CCC+	International Coal Group Inc., Senior Notes, 10.250% due 7/15/14 (b)	708,750
		Kinder Morgan Energy Partners LP:
280,000	BBB+	6.750% due 3/15/11	288,505
		Senior Notes:
280,000	BBB+	6.300% due 2/1/09	282,602
160,000	BBB+	5.000% due 12/15/13	149,207
530,000	B-	Mariner Energy Inc., Senior Notes, 7.500% due 4/15/13 (b)	514,100
155,000	B+	OMI Corp., Senior Notes, 7.625% due 12/1/13	156,550
		Pemex Project Funding Master Trust, Notes:
525,000	BBB	5.750% due 12/15/15 (b)	500,815
866,000	BBB	6.625% due 6/15/35 (b)	832,126
680,000	B-	Petrohawk Energy Corp., Senior Notes, 9.125% due 7/15/13 (b)	698,700
1,760,000	B+	Plains Exploration & Production Co., Senior Subordinated Notes, Series B, 8.750% due 7/1/12	1,850,200

See Notes to Financial Statements.

Legg Mason Partners Diversified Strategic Income Fund 2006 Annual Report        19

Schedule of Investments (July 31, 2006) (continued)

Face Amount†	Rating‡	Security	Value
Oil, Gas & Consumable Fuels — 8.2% (continued)
		Pogo Producing Co., Senior Subordinated Notes:
560,000	B+	7.875% due 5/1/13 (b)	$572,600
435,000	B+	Series B, 8.250% due 4/15/11	448,594
55,000	BB-	SESI LLC, Senior Notes, 6.875% due 6/1/14 (b)	53,625
1,490,000	B	Swift Energy Co., Senior Subordinated Notes, 9.375% due 5/1/12	1,579,400
650,000	B	Whiting Petroleum Corp., Senior Subordinated Notes, 7.000% due 2/1/14	640,250
		Williams Cos. Inc., Notes:
2,000,000	BB-	7.125% due 9/1/11	2,025,000
2,375,000	BB-	7.875% due 9/1/21	2,422,500
200,000	BB-	8.750% due 3/15/32	217,000
1,900,000	BBB	XTO Energy Inc., Senior Notes, 6.250% due 4/15/13	1,925,770

		Total Oil, Gas & Consumable Fuels	65,071,716

Paper & Forest Products — 1.0%
1,500,000	B	Appleton Papers Inc., Senior Subordinated Notes, Series B, 9.750% due 6/15/14	1,500,000
		NewPage Corp.:
280,000	CCC+	Senior Secured Notes, 11.399% due 5/1/12 (c)	303,800
360,000	CCC+	Senior Subordinated Notes, 12.000% due 5/1/13	377,100
1,200,000	B+	Norske Skog Canada Ltd., Senior Notes, 7.375% due 3/1/14	1,074,000
285,000	BB+	P.H. Glatfelter, Senior Notes, 7.125% due 5/1/16 (b)	279,300
		Verso Paper Holdings LLC:
335,000	B+	Senior Secured Notes, 9.125% due 8/1/14 (b)	336,675
270,000	B-	Senior Subordinated Notes, 11.375% due 8/1/16 (b)	270,000
3,770,000	BBB	Weyerhaeuser Co., Notes, 6.750% due 3/15/12 (a)	3,892,619

		Total Paper & Forest Products	8,033,494

Personal Products — 0.1%
620,000	B+	Playtex Products Inc., Senior Secured Notes, 8.000% due 3/1/11	645,575

Pharmaceuticals — 0.3%
1,225,000	CCC	Leiner Health Products Inc., Senior Subordinated Notes, 11.000% due 6/1/12	1,160,688
1,600,000	BB-	Valeant Pharmaceuticals International, Senior Notes, 7.000% due 12/15/11	1,528,000

		Total Pharmaceuticals	2,688,688

Real Estate Investment Trusts (REITs) — 0.8%
2,350,000	B	Felcor Lodging LP, Senior Notes, 8.500% due 6/1/11 (a)	2,485,125
40,000	BB-	Forest City Enterprises Inc., Senior Notes, 7.625% due 6/1/15	40,400
		Host Marriott LP, Senior Notes:
2,555,000	BB	Series I, 9.500% due 1/15/07 (a)	2,602,906
375,000	BB	Series O, 6.375% due 3/15/15	356,719
550,000	B	Kimball Hill Inc., Senior Subordinated Notes, 10.500% due 12/15/12	501,875
235,000	BB+	Ventas Realty LP/Ventas Capital Corp., Senior Notes, 6.500% due 6/1/16	226,187

		Total Real Estate Investment Trusts (REITs)	6,213,212

See Notes to Financial Statements.

20        Legg Mason Partners Diversified Strategic Income Fund 2006 Annual Report

Schedule of Investments (July 31, 2006) (continued)

Face Amount†	Rating‡	Security	Value
Road & Rail — 0.5%
		Grupo Transportacion Ferroviaria Mexicana SA de CV, Senior Notes:
440,000	B-	10.250% due 6/15/07	$452,650
710,000	B-	9.375% due 5/1/12	757,925
140,000	B-	12.500% due 6/15/12	154,700
2,660,000	BBB+	Norfolk Southern Corp., Notes, 5.257% due 9/17/14 (a)	2,585,113

		Total Road & Rail	3,950,388

Semiconductors & Semiconductor Equipment — 0.1%
1,275,000	B-	MagnaChip Semiconductor, Senior Subordinated Notes, 8.000% due 12/15/14	851,063

Software — 0.2%
670,000	CCC+	Activant Solutions Inc., Senior Subordinated Notes, 9.500% due 5/1/16 (b)	636,500
985,000	B-	UGS Capital Corp. II, Senior Notes, 10.380% due 6/1/11 (b)(c)(d)	980,075

		Total Software	1,616,575

Specialty Retail — 0.4%
660,000	CCC	Blockbuster Inc., Senior Subordinated Notes, 9.000% due 9/1/12 (c)	623,700
1,600,000	CCC	Buffets Inc., Senior Subordinated Notes, 11.250% due 7/15/10	1,696,000
215,000	CCC+	EPL Finance Corp., Senior Notes, 11.750% due 11/15/13 (b)	246,175
765,000	B-	Suburban Propane Partners LP/Suburban Energy Finance Corp., Senior Notes, 6.875% due 12/15/13	728,662

		Total Specialty Retail	3,294,537

Textiles, Apparel & Luxury Goods — 0.3%
2,065,000	B-	Levi Strauss & Co., Senior Notes, 9.750% due 1/15/15	2,126,950

Thrifts & Mortgage Finance — 0.5%
3,920,000	CCC-	Ocwen Capital Trust I, Capital Securities, 10.875% due 8/1/27 (a)	4,145,400

Tobacco — 0.4%
3,030,000	BBB	Altria Group Inc., Notes, 7.000% due 11/4/13 (a)	3,258,862

Trading Companies & Distributors — 0.3%
285,000	B+	H&E Equipment Services Inc., Senior Notes, 8.375% due 7/15/16 (b)	289,275
1,180,000	CCC+	Penhall International Corp., Senior Secured Notes, 12.000% due 8/1/14 (b)	1,224,250
810,000	B-	Transdigm Inc., Senior Subordinated Notes, 7.750% due 7/15/14 (b)	812,025

		Total Trading Companies & Distributors	2,325,550

Wireless Telecommunication Services — 1.4%
1,375,000	BBB+	Nextel Communications Inc., Senior Notes, Series D, 7.375% due 8/1/15	1,410,101
130,000	BB	Rogers Wireless Communications Inc., Secured Notes, 7.250% due 12/15/12	132,275
360,000	B+	Rogers Wireless Inc., Senior Subordinated Notes, 8.000% due 12/15/12	372,600
1,725,000	CCC	Rural Cellular Corp., Senior Notes, 9.875% due 2/1/10	1,794,000

See Notes to Financial Statements.

Legg Mason Partners Diversified Strategic Income Fund 2006 Annual Report        21

Schedule of Investments (July 31, 2006) (continued)

Face Amount†	Rating‡	Security	Value
Wireless Telecommunication Services — 1.4% (continued)
		Sprint Capital Corp.:
2,350,000	BBB+	Notes, 8.375% due 3/15/12 (a)	$2,612,091
4,425,000	BBB+	Senior Notes, 6.875% due 11/15/28 (a)	4,490,215

		Total Wireless Telecommunication Services	10,811,282

		TOTAL CORPORATE BONDS & NOTES (Cost — $438,127,349)	440,007,846

Face Amount
ASSET-BACKED SECURITIES — 9.6%
Diversified Financial Services — 0.0%
$9,215,241	D	Airplanes Pass Through Trust, Subordinated Notes, Series D, 10.875% due 3/15/12 (e)(f)(g)	$0

Home Equity — 8.6%
5,569,260	AAA	Ace Securities Corp., Series 2006-GP1, Class A, 5.515% due 2/25/31 (a)(c)	5,572,646
2,840,000	A	Ameriquest Mortgage Securities Inc., Series 2004-R11, Class M5, 6.585% due 11/25/34 (a)(c)	2,899,773
1,618,747	A+	Amortizing Residential Collateral Trust, Series 2002-BC6, Class M2, 6.585% due 8/25/32 (c)	1,631,899
5,223,083	A	Asset-Backed Securities Corp., Home Loan Equity Trust, Series 2003-HE2, Class M2, 7.269% due 4/15/33 (a)(c)	5,239,451
3,820,000	AA	Countrywide Asset-Backed Certificates, Series 2004-05, Class M4, 6.635% due 6/25/34 (a)(c)	3,880,416
70,727	AAA	Countrywide Home Equity Loan Trust, Series 2002-F, Class A, 5.719% due 11/15/28 (c)	71,229
7,105,796	AAA	GSAMP Trust, Series 2006-S4, Class A1, 5.475% due 5/25/36 (a)(c)	7,110,599
7,754,030	AAA	Indymac Seconds Asset Backed Trust, Series 2006-A, Class A, 5.453% due 6/25/36 (a)(c)	7,758,753
7,820,330	AAA	IXIS Real Estate Capital Trust, Series 2006-HE2, Class A1, 5.445% due 8/25/36 (a)(c)	7,825,098
195,558	BBB-(i)	Merrill Lynch Mortgage Investors Inc., Series 2005-WM1N, Class N1, 5.000% due 9/25/35 (b)	194,532
2,880,000	A+	Novastar Home Equity Loan, Series 2004-01, Class M4, 6.360% due 6/25/34 (a)(c)	2,905,077
141,377	AAA	Provident Bank Home Equity Loan Trust, Series 1999-3, Class A3, 5.775% due 1/25/31 (c)	141,500
7,652,772	AAA	RAAC Series, Series 2006-RP2, Class A, 5.635% due 2/25/37 (a)(b)(c)	7,652,734
629,966	A	Residential Asset Securities Corp., Series 2002-KS2, Class MII2, 7.035% due 4/25/32 (c)	630,742
7,740,077	AAA	SACO I Trust, Series 2006-6, Class A, 5.515% due 6/25/36 (a)(c)	7,744,789
		Sail Net Interest Margin Notes:
78,253	BBB	Series 2003-3, Class A, 7.750% due 4/27/33 (b)	72,760
181,434	BBB	Series 2004-2A, Class A, 5.500% due 3/27/34 (b)	55,250
51,676	BBB-	Series 2004-BN2A, Class A, 5.000% due 12/27/34 (b)	51,562

See Notes to Financial Statements.

22        Legg Mason Partners Diversified Strategic Income Fund 2006 Annual Report

Schedule of Investments (July 31, 2006) (continued)

Face Amount	Rating‡	Security	Value
Home Equity — 8.6% (continued)
$6,828,669	AAA	Structured Asset Securities Corp., Series 2006-ARS1, Class A1, 5.495% due 2/25/36 (a)(b)(c)	$6,828,669

		Total Home Equity	68,267,479

Other — 0.0%
6,629,390	C(h)	Varick Structured Asset Fund Ltd., Series 1A, Class B1, 6.529% due 11/1/35 (b)(c)(e)(f)(g)	0

Student Loan — 1.0%
8,100,000	AAA	SLM Student Loan Trust, Series 2006-5, Class A2, 5.429% due 7/25/17 (a)(c)	8,100,000

		TOTAL ASSET-BACKED SECURITIES (Cost — $89,861,742)	76,367,479
COLLATERALIZED MORTGAGE OBLIGATIONS — 11.3%
499,993	AAA	Banc of America Mortgage Securities, Series 2005-C, Class 2A1, 4.710% due 4/25/35 (c)	488,723
		Commercial Mortgage Pass-Through Certificates:
5,549,267	AAA	Series 2001-J2A, Class A1, 5.447% due 7/16/34 (a)(b)	5,543,274
1,504,227	AAA	Series 2003-FL9, Class E, 6.369% due 11/15/15 (b)(c)	1,505,831
		Countrywide Alternative Loan Trust:
1,081,541	AAA	Series 2005-63, Class 1A1, 5.481% due 12/25/35 (c)	1,075,308
1,730,370	AAA	Series 2005-72, Class A1, 5.655% due 1/25/36 (c)	1,733,185
579,493	AAA	Countrywide Home Loans Pass-Through Certificates, Series 2006-HYB3, Class 2A1A, 5.804% due 5/20/36 (c)	580,390
534,208	AAA	GMAC Mortgage Corporation Loan Trust, Series 2005-AR5, Class 3A1, 5.046% due 9/19/35 (c)	526,318
8,241,212	AAA	Indymac Index Mortgage Loan Trust, Series 2006-AR6, Class 2A1A, 5.585% due 6/25/47 (a)(c)	8,241,212
1,067,755	AAA	JP Morgan Mortgage Trust, Series 2005-A6, Class 7A1, 4.987% due 8/25/35 (c)	1,046,751
1,840,417	AAA	Lehman XS Trust, Series 2005-7N, Class 3A1, 5.665% due 12/25/35 (c)	1,843,414
7,896,974	AAA	Luminent Mortgage Trust, Series 2006-4, Class A1A, 5.575% due 5/25/46 (a)(c)	7,891,074
		MASTR Adjustable Rate Mortgage Trust:
585,020	AAA	Series 2006-2, Class 3A1, 4.851% due 1/25/36 (c)	574,219
6,850,623	AAA	Series 2006-OA1, Class 1A1, 5.595% due 4/25/46 (a)(c)	6,851,694
4,753,012	BBB(i)	Merit Securities Corp., Series 11PA, Class B2, 6.900% due 9/28/32 (a)(b)(c)	4,069,805
124,554	AAA	Merrill Lynch Mortgage Investors Inc., Series 2005-A1, Class 2A1, 4.576% due 12/25/34 (c)	122,036
2,740,000	AAA	Merrill Lynch Mortgage Trust, Series 2006-C1, Class A4, 5.661% due 5/12/39 (a)(c)	2,748,014
		Morgan Stanley Mortgage Loan Trust:
1,130,643	AAA	Series 2004-8AR, Class 4A1, 5.374% due 10/25/34 (c)	1,126,804
7,198,532	AAA	Series 2006-8AR, Class 4A1, 5.452% due 6/25/36 (a)(c)	7,163,511

See Notes to Financial Statements.

Legg Mason Partners Diversified Strategic Income Fund 2006 Annual Report        23

Schedule of Investments (July 31, 2006) (continued)

Face Amount	Rating‡	Security	Value
COLLATERALIZED MORTGAGE OBLIGATIONS — 11.3% (continued)
$8,219,707	AAA	Novastar Mortgage-Backed Notes, Series 2006-MTA1, Class 2A1A, 5.575% due 9/25/46 (a)(c)	$8,219,707
		Structured Asset Mortgage Investments Inc.:
1,266,171	AAA	Series 2005-AR3, Class 2A1, 6.513% due 8/25/35 (c)	1,290,546
8,100,000	NR	Series 2006-AR6, Class 1A3, 1.000% due 7/25/36 (a)	8,100,000
		Washington Mutual Inc.:
1,004,762	AAA	Series 2005-AR7, Class A4, 4.928% due 8/25/35 (c)	985,237
523,925	AAA	Series 2005-AR12, Class 1A1, 4.842% due 10/25/35 (c)	515,708
1,110,078	AAA	Series 2005-AR14, Class 1A4, 5.078% due 12/25/35 (c)	1,091,401
		Series 2005-AR17:
7,535,463	AAA	Class A1A1, 5.655% due 12/25/45 (a)(c)	7,563,753
1,837,918	AAA	Class A1A2, 5.675% due 12/25/45 (c)	1,845,815
7,669,183	AAA	Zuni Mortgage Loan Trust, Series 2006-OA1, Class A1, 5.615% due 6/25/36 (a)(c)	7,669,183

		TOTAL COLLATERALIZED MORTGAGE OBLIGATIONS (Cost — $90,823,723)	90,412,913

CONVERTIBLE BOND — 0.1%
Semiconductors — 0.1%
395,000	CCC	Amkor Technology Inc., 2.500% due 5/15/11 (Cost — $361,645)	317,975

MORTGAGE-BACKED SECURITIES — 27.2%
FHLMC — 3.6%
		Federal Home Loan Mortgage Corp. (FHLMC):
		Gold:
778,906		6.500% due 9/1/31-12/1/31	792,508
28,800,000		5.000% due 8/14/36 (j)(k)	27,234,000
780,000		Notes, 5.125% due 4/18/11	775,842

		TOTAL FHLMC	28,802,350

FNMA — 18.2%
		Federal National Mortgage Association (FNMA):
2,788,478		6.500% due 4/1/15-5/1/31	2,836,383
3,019,693		5.500% due 10/1/16-12/1/16	2,998,229
14,040,843		6.000% due 1/1/17-6/1/32	14,012,188
2,265,216		7.000% due 8/1/29-5/1/32	2,327,536
3,866,564		7.500% due 9/1/29-3/1/32	4,002,443
29,000,000		5.000% due 8/14/36-9/13/36 (j)(k)	27,444,682
51,000,000		5.500% due 8/14/36 (j)(k)	49,533,750
8,100,000		6.000% due 8/14/36 (j)(k)	8,049,375
34,000,000		6.000% due 9/13/36 (j)	33,766,250

		TOTAL FNMA	144,970,836

GNMA — 5.4%
		Government National Mortgage Association (GNMA):
8,427,233		6.500% due 5/15/28-8/15/34	8,596,374
3,074,483		7.000% due 3/15/29-3/15/32	3,174,277
1,062,956		7.500% due 1/15/30-9/15/31	1,107,061
5,000,000		5.000% due 8/21/36 (j)(k)	4,775,000
25,000,000		6.000% due 8/21/36 (j)	25,007,800

See Notes to Financial Statements.

24        Legg Mason Partners Diversified Strategic Income Fund 2006 Annual Report

Schedule of Investments (July 31, 2006) (continued)

Face Amount	Rating‡	Security	Value
GNMA — 5.4% (continued)
$4,121,142		Series 2003-12, Class IN, PAC, IO, 5.500% due 2/16/28	$218,920

		TOTAL GNMA	42,879,432

		TOTAL MORTGAGE-BACKED SECURITIES (Cost — $218,575,269)	216,652,618
SOVEREIGN BONDS — 11.2%
Brazil — 3.4%
		Federative Republic of Brazil:
11,867,000	BB	11.000% due 8/17/40 (a)	15,231,294
		Collective Action Securities:
2,750,000	BB	8.750% due 2/4/25 (a)	3,179,688
8,108,000	BB	Notes, 8.000% due 1/15/18 (a)	8,791,099

		Total Brazil	27,202,081

Colombia — 0.2%
		Republic of Colombia:
305,000	BB	10.000% due 1/23/12	351,513
450,000	BB	10.750% due 1/15/13	542,700
700,000	BB	8.125% due 5/21/24	750,750

		Total Colombia	1,644,963

Italy — 0.5%
4,200,000	AA-	Region of Lombardy, 5.804% due 10/25/32 (a)	4,115,912

Mexico — 1.6%
		United Mexican States:
2,300,000	BBB	8.125% due 12/30/19 (a)	2,686,400
		Medium-Term Notes:
2,080,000	BBB	5.625% due 1/15/17	1,998,360
		Series A:
2,895,000	BBB	6.375% due 1/16/13 (a)	2,980,403
1,175,000	BBB	5.875% due 1/15/14	1,174,706
3,285,000	BBB	7.500% due 4/8/33 (a)	3,656,205

		Total Mexico	12,496,074

Panama — 0.7%
		Republic of Panama:
4,253,000	BB	9.375% due 4/1/29 (a)	5,241,822
786,000	BB	6.700% due 1/26/36	748,665

		Total Panama	5,990,487

Russia — 4.8%
		Russian Federation:
733,333	BBB	8.250% due 3/31/10	764,958
1,750,000	BBB	11.000% due 7/24/18	2,463,125
31,932,000	BBB	5.000% due 3/31/30 (a)	34,775,545

		Total Russia	38,003,628

		TOTAL SOVEREIGN BONDS (Cost — $88,315,640)	89,453,145

See Notes to Financial Statements.

Legg Mason Partners Diversified Strategic Income Fund 2006 Annual Report        25

Schedule of Investments (July 31, 2006) (continued)

Face Amount	Security	Value
U.S. GOVERNMENT & AGENCY OBLIGATIONS — 1.2%
U.S. Government Agencies — 0.8%
	Federal National Mortgage Association (FNMA):
$1,220,000	6.625% due 9/15/09 (a)	$1,269,680
2,080,000	5.200% due 11/8/10 (a)	2,058,418
3,430,000	Notes, Series 1, 5.625% due 5/19/11 (a)	3,442,231

	Total U.S. Government Agencies	6,770,329

U.S. Government Obligations — 0.4%
1,750,000	U.S. Treasury Bonds, 4.500% due 2/15/36	1,597,832
1,320,000	U.S. Treasury Notes, 5.125% due 5/15/16	1,334,130

	Total U.S. Government Obligations	2,931,962

	TOTAL U.S. GOVERNMENT & AGENCY OBLIGATIONS (Cost — $9,670,951)	9,702,291
U.S. TREASURY INFLATION PROTECTED SECURITIES — 0.4%
	U.S. Treasury Bonds, Inflation Indexed:
1,326,130	2.000% due 1/15/16	1,280,079
1,887,185	2.000% due 1/15/26	1,763,708

	TOTAL U.S. TREASURY INFLATION PROTECTED SECURITIES (Cost — $3,041,779)	3,043,787

Shares
COMMON STOCKS — 0.0%
CONSUMER DISCRETIONARY — 0.0%
Household Durables — 0.0%
1,226,577	Home Interiors of Gifts Inc. (e)(f)*	12,266

CONSUMER STAPLES — 0.0%
Food Products — 0.0%
24,971	Aurora Foods Inc. (e)(f)*	0

FINANCIALS — 0.0%
Diversified Financial Services — 0.0%
1,445	Outsourcing Solutions Inc. (f)*	6,143

INFORMATION TECHNOLOGY — 0.0%
Semiconductors & Semiconductor Equipment — 0.0%
1,372	Freescale Semiconductor Inc., Class B Shares*	39,129

TELECOMMUNICATION SERVICES — 0.0%
Diversified Telecommunication Services — 0.0%
3,736	McLeodUSA Inc., Class A Shares (e)(f)*	0
19,250	Pagemart Wireless (e)(f)*	193

	TOTAL TELECOMMUNICATION SERVICES	193

	TOTAL COMMON STOCKS (Cost — $1,234,879)	57,731

See Notes to Financial Statements.

26        Legg Mason Partners Diversified Strategic Income Fund 2006 Annual Report

Schedule of Investments (July 31, 2006) (continued)

Shares	Security	Value
PREFERRED STOCK — 0.1%
ENERGY — 0.1%
Oil, Gas & Consumable Fuels — 0.1%
1,663	Chesapeake Energy Corp. (Cost — $417,796)	$465,673

CONVERTIBLE PREFERRED STOCK — 0.1%
TELECOMMUNICATION SERVICES — 0.1%
Wireless Telecommunication Services — 0.1%
18,000	Crown Castle International Corp., 6.250% due 8/15/12 (Cost — $531,050)	1,010,250

Contracts
PURCHASED OPTIONS — 0.6%
502	Eurodollar Futures, Call @ $94.00, expires 9/18/06	652,600
262	Eurodollar Futures, Call @ $95.25, expires 9/18/06	1,638
41	Eurodollar Futures, Call @ $95.50, expires 9/18/06	256
241	Eurodollar Futures, Call @ $94.00, expires 12/18/06	332,881
157	Eurodollar Futures, Put @ $93.88, expires 9/18/06	981
159	Eurodollar Futures, Put @ $93.00, expires 3/19/07	994
35	Eurodollar Midcurve 1 Year Futures, Call @ $94.75, expires 9/15/06	14,000
57	U.S. Treasury Bonds Futures, Call @ $109.00, expires 8/25/06	25,828
923	U.S. Treasury Notes, 5-Year Futures, Call @ $100.00, expires 11/21/06	3,937,172

	TOTAL PURCHASED OPTIONS (Cost — $4,496,692)	4,966,350

Warrants
WARRANTS — 0.0%
2,095	Cybernet Internet Services International Inc., Expires 7/1/09 (b)(e)(f)*	0
1,780	GT Group Telecom Inc., Class B Shares, Expires 2/1/10 (b)(e)(f)*	0
1,000	IWO Holdings Inc., Expires 1/15/11 (b)(e)(f)*	0
250	Jazztel PLC, Expires 7/15/10 (b)(e)(f)*	0
1,865	Merrill Corp., Class B Shares, Expires 5/5/09 (b)(e)(f)*	0
220	Pliant Corp., Expires 6/1/10 (b)(e)(f)*	2
7,800	RSL Communications Ltd., Class A Shares, Expires 11/15/06 (e)(f)*	0
10,000	United Mexican States, Series XW10, Expires 10/10/06*	37,500

	TOTAL WARRANTS (Cost — $364,677)	37,502
	TOTAL INVESTMENTS BEFORE SHORT-TERM INVESTMENTS (Cost — $945,823,192)	932,495,560

See Notes to Financial Statements.

Legg Mason Partners Diversified Strategic Income Fund 2006 Annual Report        27

Schedule of Investments (July 31, 2006) (continued)

Face Amount	Security	Value
SHORT-TERM INVESTMENTS — 4.3%
Repurchase Agreement — 3.9%
$31,255,000	Merrill Lynch, Pierce, Fenner & Smith Inc. repurchase agreement dated 7/31/06, 5.250% due 8/1/06; Proceeds at maturity — $31,259,558; (Fully collateralized by U.S. Treasury Note, 5.125% due 6/30/11; Market value — $31,881,226) (Cost — $31,255,000) (a)	$31,255,000

Sovereign Bonds — 0.1%
1,050,000	Government of Canada, 4.962% due 9/20/06 (l) (Cost — $1,042,912)	1,042,912

U.S. Government Agency — 0.3%
2,200,000	Federal National Mortgage Association (FNMA), Discount Notes, 5.053-5.077% due 9/25/06 (l)(m) (Cost — $2,183,315)	2,183,315

	TOTAL SHORT-TERM INVESTMENTS (Cost — $34,481,227)	34,481,227

	TOTAL INVESTMENTS — 121.3% (Cost — $980,304,419#)	966,976,787
	Liabilities in Excess of Other Assets — (21.3)%	(169,670,188)

	TOTAL NET ASSETS — 100.0%	$797,306,599

*	Non-income producing security.
†	Face amount denominated in U.S. dollars, unless otherwise noted.
‡	All ratings are by Standard & Poor’s Ratings Service, unless otherwise noted. All ratings are unaudited.
(a)	All or a portion of this security is segregated for open futures contracts, extended settlements, written options, TBA’s and mortgage dollar rolls.
(b)	Security is exempt from registration under Rule 144A of the Securities Act of 1933. This security may be resold in transactions that are exempt from registration, normally to qualified institutional buyers. This security has been deemed liquid pursuant to guidelines approved by the Board of Trustees, unless otherwise noted.
(c)	Variable rate security. Interest rate disclosed is that which is in effect at July 31, 2006.
(d)	Payment-in-kind security for which part of the income earned may be paid as additional principal.
(e)	Illiquid security.
(f)	Security is valued in good faith at fair value by or under the direction of the Board of Trustees (See Note 1).
(g)	Security is currently in default.
(h)	Rating by Moody’s Investors Service. All ratings are unaudited.
(i)	Rating by Fitch Ratings Service. All ratings are unaudited.
(j)	This security is traded on a to-be-announced (“TBA”) basis (See Note 1).
(k)	All or a portion of this security was acquired under mortgage dollar roll agreement (See Notes 1 and 3).
(l)	Rate shown represents yield to maturity.
(m)	All or a portion of this security is held at the broker as collateral for open futures contracts.
#	Aggregate cost for federal income tax purposes is $981,906,453.

See pages 30 and 31 for definitions of ratings.

Abbreviations used in this schedule:
IO	— Interest Only
MASTR	— Mortgage Asset Securitization Transactions Inc.
MXN	— Mexican Peso
PAC	— Planned Amortization Cost
SAIL	— Structured Asset Investment Loan

See Notes to Financial Statements.

28        Legg Mason Partners Diversified Strategic Income Fund 2006 Annual Report

Schedule of Investments (July 31, 2006) (continued)

Schedule of Options Written

Contracts	Security	Expiration Date	Strike Price	Value
101	Eurodollar Futures, Call	9/18/06	$94.50	$18,937
313	Eurodollar Futures, Call	9/18/06	95.00	1,956
417	Eurodollar Futures, Call	9/18/06	94.75	5,212
58	Eurodollar Futures, Call	9/18/06	94.88	362
73	Eurodollar Futures, Call	9/18/06	94.38	29,656
45	Eurodollar Futures, Put	9/18/06	94.50	6,750
110	Eurodollar Futures, Put	9/18/06	94.63	31,625
65	U.S. Treasury Bonds Futures, Call	9/25/06	113.00	1,016
132	U.S. Treasury Bonds Futures, Call	8/25/06	111.00	10,312
1,371	U.S. Treasury Bonds Futures, Call	11/21/06	110.00	1,306,734
78	U.S. Treasury Bonds Futures, Call	11/21/06	109.00	107,250
71	U.S. Treasury Bonds Futures, Call	11/21/06	111.00	46,594
148	U.S. Treasury Bonds Futures, Put	11/21/06	100.00	6,938
75	U.S. Treasury Bonds Futures, Put	8/25/06	104.00	1,172
71	U.S. Treasury Bonds Futures, Put	11/21/06	103.00	14,422
15	U.S. Treasury Notes, 5-Year Futures, Call	8/25/06	105.50	469
106	U.S. Treasury Notes, 5-Year Futures, Call	8/25/06	105.00	4,969
198	U.S. Treasury Notes, 5-Year Futures, Call	8/25/06	104.50	34,031
120	U.S. Treasury Notes, 5-Year Futures, Call	11/21/06	104.50	61,875
29	U.S. Treasury Notes, 5-Year Futures, Put	8/25/06	103.50	1,813
71	U.S. Treasury Notes, 10-Year Futures, Call	8/25/06	109.00	1,109
230	U.S. Treasury Notes, 10-Year Futures, Call	8/25/06	108.00	7,187
600	U.S. Treasury Notes, 10-Year Futures, Call	8/25/06	107.00	65,625
44	U.S. Treasury Notes, 10-Year Futures, Call	11/21/06	109.00	6,188
399	U.S. Treasury Notes, 10-Year Futures, Call	11/21/06	107.00	224,438
56	U.S. Treasury Notes, 10-Year Futures, Call	11/21/06	108.00	16,625
28	U.S. Treasury Notes, 10-Year Futures, Call	11/21/06	106.00	27,125

	TOTAL OPTIONS WRITTEN (Premiums received — $2,595,112)			$2,040,390

See Notes to Financial Statements.

Legg Mason Partners Diversified Strategic Income Fund 2006 Annual Report        29

Bond Ratings (unaudited)

The definitions of the applicable rating symbols are set forth below:

Standard & Poor’s Ratings Service (“Standard & Poor’s”) — Ratings from “AA” to “CCC” may be modified by the addition of a plus (+) or minus (–) sign to show relative standings within the major rating categories.

AAA	— Bonds rated “AAA” have the highest rating assigned by Standard & Poor’s. Capacity to pay interest and repay principal is extremely strong.

AA	— Bonds rated “AA” have a very strong capacity to pay interest and repay principal and differ from the highest rated issues only in a small degree.

A

—     Bonds rated “A” have a strong capacity to pay interest and repay principal although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

BBB

—     Bonds rated “BBB” are regarded as having an adequate capacity to pay interest and repay principal. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for bonds in this category than in higher rated categories.

BB, B, CCC, CC and C

—     Bonds rated “BB”, “B”, “CCC”, “CC” and “C” are regarded, on balance, as predominantly speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. “BB” represents the lowest degree of speculation and “C” the highest degree of speculation. While such bonds will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

D	— Bonds rated “D” are in default and payment of interest and/or repayment of principal is in arrears.

Moody’s Investors Service (“Moody’s”) — Numerical modifiers 1, 2 and 3 may be applied to each generic rating from “Aa” to “Caa,” where 1 is the highest and 3 the lowest ranking within its generic category.

Aaa

—     Bonds rated “Aaa” are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as “gilt edge.” Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa

—     Bonds rated “Aa” are judged to be of high quality by all standards. Together with the “Aaa” group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in “Aaa” securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in “Aaa” securities.

A

—     Bonds rated “A” possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment some time in the future.

Baa

—     Bonds rated “Baa” are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Ba

—     Bonds rated “Ba” are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate and therefore not well safeguarded during both good and bad times over the future. Uncertainty of position characterizes bonds in this class.

B

—     Bonds rated “B” generally lack characteristics of desirable investments. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.

Caa	— Bonds rated “Caa” are of poor standing. These may be in default, or present elements of danger may exist with respect to principal or interest.

Ca	— Bonds rated “Ca” represent obligations which are speculative in a high degree. Such issues are often in default or have other marked short-comings.

C	— Bonds rated “C” are the lowest class of bonds and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

30        Legg Mason Partners Diversified Strategic Income Fund 2006 Annual Report

Bond Ratings (unaudited) (continued)

Fitch Ratings Service (“Fitch”) — Ratings from “AA” to “CCC” may be modified by the addition of a plus (+) or minus (–) sign to show relative standings within the major rating categories.

AAA	— Bonds rated “AAA” have the highest rating assigned by Fitch. Capacity to pay interest and repay principal is extremely strong.

AA	— Bonds rated “AA” have a very strong capacity to pay interest and repay principal and differ from the highest rated issues only in a small degree.

A

—     Bonds rated “A” have a strong capacity to pay interest and repay principal although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

BBB

—     Bonds rated “BBB” are regarded as having an adequate capacity to pay interest and repay principal. Whereas they normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for bonds in this category than in higher rated categories.

BB, B, CCC and CC

—     Bonds rated “BB”, “B”, “CCC” and “CC” are regarded, on balance, as predominantly speculative with respect to capacity to pay interest and repay principal in accordance with the terms of the obligation. “BB” represents a lower degree of speculation than “B”, and “CC” the highest degree of speculation. While such bonds will likely have some quality and protective characteristics, these are outweighed by large uncertainties or major risk exposures to adverse conditions.

NR	— Indicates that the bond is not rated by Standard & Poor’s, Moody’s, or Fitch.

Legg Mason Partners Diversified Strategic Income Fund 2006 Annual Report        31

Statement of Assets and Liabilities (July 31, 2006)

ASSETS:
Investments, at value (Cost — $980,304,419)	$966,976,787
Cash	2,549,976
Receivable for securities sold	105,237,172
Dividends and interest receivable	11,324,497
Receivable for Fund shares sold	532,068
Receivable from broker — variation margin on open futures contracts	49,779
Prepaid expenses	321,172

Total Assets	1,086,991,451

LIABILITIES:
Payable for securities purchased	284,532,675
Options written, at value (premiums received $2,595,112)	2,040,390
Distributions payable	1,421,840
Payable for Fund shares repurchased	905,635
Investment management fee payable	439,023
Distribution fees payable	94,106
Deferred dollar roll income	54,662
Deferred compensation payable	29,560
Trustees’ fees payable	4,186
Accrued expenses	162,775

Total Liabilities	289,684,852

Total Net Assets	$797,306,599

NET ASSETS:
Par value (Note 6)	$119,992
Paid-in capital in excess of par value	1,130,646,963
Undistributed net investment income	10,912,888
Accumulated net realized loss on investments, futures contracts, options written and foreign currency transactions	(332,026,625)
Net unrealized depreciation on investments, futures contracts, options written and foreign currencies	(12,346,619)

Total Net Assets	$797,306,599

Shares Outstanding:
Class A	80,188,411
Class B	20,877,977
Class C	16,244,488
Class Y	2,680,717
Net Asset Value:
Class A (and redemption price)	$6.64
Class B *	$6.68
Class C *	$6.65
Class Y (and redemption price)	$6.65
Maximum Public Offering Price Per Share:
Class A (based on maximum sales charge of 4.50%)	$6.95

*	Redemption price is NAV of Class B and C shares reduced by a 4.50% and 1.00% CDSC, respectively, if shares are redeemed within one year from purchase payment (See Note 2).

See Notes to Financial Statements.

32        Legg Mason Partners Diversified Strategic Income Fund 2006 Annual Report

Statement of Operations (For the year ended July 31, 2006)

INVESTMENT INCOME:
Interest	$58,844,468
Dividends	96,540

Total Investment Income	58,941,008

EXPENSES:
Investment management fee (Note 2)	5,215,241
Distribution fees (Notes 2 and 4)	3,624,025
Transfer agent fees (Notes 2 and 4)	753,853
Administration fees (Note 2)	663,028
Shareholder reports (Note 4)	100,246
Custody fees	65,433
Registration fees	50,722
Audit and tax	39,181
Trustees’ fees (Note 2)	33,023
Legal fees	32,755
Miscellaneous expenses	7,505

Total Expenses	10,585,012
Less: Fee waivers and/or expense reimbursements (Notes 2 and 8)	(133,796)

Net Expenses	10,451,216

Net Investment Income	48,489,792

REALIZED AND UNREALIZED GAIN (LOSS) ON INVESTMENTS, FUTURES CONTRACTS, OPTIONS WRITTEN AND FOREIGN CURRENCY TRANSACTIONS (NOTES 1 AND 3):
Net Realized Gain (Loss) From:
Investment transactions	1,073,345
Futures contracts	(4,311,335)
Options written	552,817
Foreign currency transactions	(2,049)

Net Realized Loss	(2,687,222)

Change in Net Unrealized Appreciation/Depreciation From:
Investments	(30,791,090)
Futures contracts	482,486
Options written	554,722
Foreign currencies	51

Change in Net Unrealized Appreciation/Depreciation	(29,753,831)

Net Loss on Investments, Futures Contracts, Options Written and Foreign Currency Transactions	(32,441,053)

Increase in Net Assets From Operations	$16,048,739

See Notes to Financial Statements.

Legg Mason Partners Diversified Strategic Income Fund 2006 Annual Report        33

Statements of Changes in Net Assets (For the years ended July 31,)

	2006	2005
OPERATIONS:
Net investment income	$48,489,792	$61,502,092
Net realized gain (loss)	(2,687,222)	22,385,096
Change in net unrealized appreciation/depreciation	(29,753,831)	8,043,342
Payment by affiliate (Note 2)	—	203,000

Increase in Net Assets From Operations	16,048,739	92,133,530

DISTRIBUTIONS TO SHAREHOLDERS FROM (NOTES 1 AND 5):
Net investment income	(49,826,659)	(57,296,216)

Decrease in Net Assets From Distributions to Shareholders	(49,826,659)	(57,296,216)

FUND SHARE TRANSACTIONS (NOTE 6):
Net proceeds from sale of shares	117,729,648	134,855,686
Reinvestment of distributions	30,784,953	29,982,389
Cost of shares repurchased	(393,357,041)	(294,200,170)

Decrease in Net Assets From Fund Share Transactions	(244,842,440)	(129,362,095)

Decrease in Net Assets	(278,620,360)	(94,524,781)
NET ASSETS:
Beginning of year	1,075,926,959	1,170,451,740

End of year*	$797,306,599	$1,075,926,959

* Includes undistributed net investment income of:	$10,912,888	$10,579,700

See Notes to Financial Statements.

34        Legg Mason Partners Diversified Strategic Income Fund 2006 Annual Report

Financial Highlights

For a share of each class of beneficial interest outstanding throughout each year ended July 31:

Class A Shares(1)	2006		2005		2004		2003	2002
Net Asset Value, Beginning of Year	$6.89		$6.69		$6.52		$6.32	$6.74

Income (Loss) From Operations:
Net investment income	0.37		0.38		0.38		0.37	0.41
Net realized and unrealized gain (loss)	(0.23)		0.18		0.13		0.22	(0.39)

Total Income From Operations	0.14		0.56		0.51		0.59	0.02

Less Distributions From:
Net investment income	(0.39)		(0.36)		(0.34)		(0.37)	(0.37)
Return of capital	—		—		—		(0.02)	(0.07)

Total Distributions	(0.39)		(0.36)		(0.34)		(0.39)	(0.44)

Net Asset Value, End of Year	$6.64		$6.89		$6.69		$6.52	$6.32

Total Return(2)	2.06%		8.49	%(3)	7.93%		9.53%	0.32%

Net Assets, End of Year (000s)	$532,121		$585,940		$581,193		$595,373	$612,665

Ratios to Average Net Assets:
Gross expenses	1.01%		1.04%		1.02%		1.02%	1.04%
Net expenses	0.99	(4)	1.01	(4)	1.02		1.02	1.04
Net investment income	5.54		5.54		5.67		5.64	6.14

Portfolio Turnover Rate	202	%(5)	61	%(5)	48	%(5)	311%	211%

(1)	Per share amounts have been calculated using the average shares method.
(2)	Performance figures may reflect fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower.
(3)	The investment manager fully reimbursed the Fund for losses incurred resulting from an investment transaction error. Without this reimbursement, total return would not have changed.
(4)	Reflects fee waivers and/or expense reimbursements.
(5)	Excluding mortgage dollar roll transactions. If mortgage dollar roll transactions had been included the portfolio turnover rate would have been 513%, 368% and 357% for the years ended July 31, 2006, 2005 and 2004, respectively.

See Notes to Financial Statements.

Legg Mason Partners Diversified Strategic Income Fund 2006 Annual Report        35

Financial Highlights (continued)

For a share of each class of beneficial interest outstanding throughout each year ended July 31:

Class B Shares(1)	2006		2005		2004		2003	2002
Net Asset Value, Beginning of Year	$6.93		$6.72		$6.55		$6.35	$6.77

Income (Loss) From Operations:
Net investment income	0.34		0.35		0.35		0.34	0.37
Net realized and unrealized gain (loss)	(0.24)		0.18		0.13		0.22	(0.38)

Total Income (Loss) From Operations	0.10		0.53		0.48		0.56	(0.01)

Less Distributions From:
Net investment income	(0.35)		(0.32)		(0.31)		(0.34)	(0.34)
Return of capital	—		—		—		(0.02)	(0.07)

Total Distributions	(0.35)		(0.32)		(0.31)		(0.36)	(0.41)

Net Asset Value, End of Year	$6.68		$6.93		$6.72		$6.55	$6.35

Total Return(2)	1.52%		8.05	%(3)	7.35%		8.90%	(0.22)%

Net Assets, End of Year (000s)	$139,363		$232,610		$317,760		$435,139	$545,993

Ratios to Average Net Assets:
Gross expenses	1.54%		1.54%		1.54%		1.51%	1.51%
Net expenses	1.53	(4)	1.50	(4)	1.54		1.51	1.51
Net investment income	4.96		5.06		5.16		5.17	5.71

Portfolio Turnover Rate	202	%(5)	61	%(5)	48	%(5)	311%	211%

(1)	Per share amounts have been calculated using the average shares method.
(2)	Performance figures may reflect fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower.
(3)	The investment manager fully reimbursed the Fund for losses incurred resulting from an investment transaction error. Without this reimbursement, total return would not have changed.
(4)	Reflects fee waivers and/or expense reimbursements.
(5)	Excluding mortgage dollar roll transactions. If mortgage dollar roll transactions had been included the portfolio turnover rate would have been 513%, 368% and 357% for the years ended July 31, 2006, 2005 and 2004, respectively.

See Notes to Financial Statements.

36        Legg Mason Partners Diversified Strategic Income Fund 2006 Annual Report

Financial Highlights (continued)

For a share of each class of beneficial interest outstanding throughout each year ended July 31:

Class C Shares(1)	2006		2005		2004		2003	2002
Net Asset Value, Beginning of Year	$6.90		$6.70		$6.53		$6.34	$6.76

Income (Loss) From Operations:
Net investment income	0.34		0.34		0.35		0.33	0.37
Net realized and unrealized gain (loss)	(0.24)		0.18		0.13		0.22	(0.38)

Total Income (Loss) From Operations	0.10		0.52		0.48		0.55	(0.01)

Less Distributions From:
Net investment income	(0.35)		(0.32)		(0.31)		(0.34)	(0.34)
Return of capital	—		—		—		(0.02)	(0.07)

Total Distributions	(0.35)		(0.32)		(0.31)		(0.36)	(0.41)

Net Asset Value, End of Year	$6.65		$6.90		$6.70		$6.53	$6.34

Total Return(2)	1.54%		7.95	%(3)	7.43%		8.84%	(0.16)%

Net Assets, End of Year (000s)	$108,003		$127,225		$138,059		$142,647	$145,921

Ratios to Average Net Assets:
Gross expenses	1.52%		1.55%		1.55%		1.50%	1.51%
Net expenses	1.50	(4)	1.52	(4)	1.55		1.50	1.51
Net investment income	5.03		5.03		5.21		5.16	5.68

Portfolio Turnover Rate	202	%(5)	61	%(5)	48	%(5)	311%	211%

(1)	Per share amounts have been calculated using the average shares method.
(2)	Performance figures may reflect fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower.
(3)	The investment manager fully reimbursed the Fund for losses incurred resulting from an investment transaction error. Without this reimbursement, total return would not have changed.
(4)	Reflects fee waivers and/or expense reimbursements.
(5)	Excluding mortgage dollar roll transactions. If mortgage dollar roll transactions had been included the portfolio turnover rate would have been 513%, 368% and 357% for the years ended July 31, 2006, 2005 and 2004, respectively.

See Notes to Financial Statements.

Legg Mason Partners Diversified Strategic Income Fund 2006 Annual Report        37

Financial Highlights (continued)

For a share of each class of beneficial interest outstanding throughout each year ended July 31:

Class Y Shares(1)	2006		2005		2004		2003	2002
Net Asset Value, Beginning of Year	$6.90		$6.69		$6.52		$6.33	$6.74

Income (Loss) From Operations:
Net investment income	0.39		0.40		0.40		0.39	0.43
Net realized and unrealized gain (loss)	(0.23)		0.19		0.13		0.21	(0.38)

Total Income From Operations	0.16		0.59		0.53		0.60	0.05

Less Distributions From:
Net investment income	(0.41)		(0.38)		(0.36)		(0.39)	(0.39)
Return of capital	—		—		—		(0.02)	(0.07)

Total Distributions	(0.41)		(0.38)		(0.36)		(0.41)	(0.46)

Net Asset Value, End of Year	$6.65		$6.90		$6.69		$6.52	$6.33

Total Return(2)	2.38%		9.01	%(3)	8.28%		9.71%	0.80%

Net Assets, End of Year (000s)	$17,820		$130,152		$133,440		$127,327	$130,326

Ratios to Average Net Assets:
Gross expenses	0.67%		0.68%		0.68%		0.67%	0.68%
Net expenses	0.67	(4)	0.65	(4)	0.68		0.67	0.68
Net investment income	5.69		5.90		6.02		5.99	6.50

Portfolio Turnover Rate	202	%(5)	61	%(5)	48	%(5)	311%	211%

(1)	Per share amounts have been calculated using the average shares method.
(2)	Performance figures may reflect fee waivers and/or expense reimbursements. Past performance is no guarantee of future results. In the absence of fee waivers and/or expense reimbursements, the total return would have been lower.
(3)	The investment manager fully reimbursed the Fund for losses incurred resulting from an investment transaction error. Without this reimbursement, total return would not have changed.
(4)	Reflects fee waivers and/or expense reimbursements.
(5)	Excluding mortgage dollar roll transactions. If mortgage dollar roll transactions had been included the portfolio turnover rate would have been 513%, 368% and 357% for the years ended July 31, 2006, 2005 and 2004, respectively.

See Notes to Financial Statements.

38        Legg Mason Partners Diversified Strategic Income Fund 2006 Annual Report

Notes to Financial Statements

1. Organization and Significant Accounting Policies

Legg Mason Partners Diversified Strategic Income Fund (formerly known as Smith Barney Diversified Strategic Income Fund) (the “Fund”) is a separate diversified investment fund of Legg Mason Partners Income Funds (formerly known as Smith Barney Income Funds) (the “Trust”). The Trust, a Massachusetts business trust, is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company.

The following are significant accounting policies consistently followed by the Fund and are in conformity with U.S. generally accepted accounting principles (“GAAP”). Estimates and assumptions are required to be made regarding assets, liabilities and changes in net assets resulting from operations when financial statements are prepared. Changes in the economic environment, financial markets and any other parameters used in determining these estimates could cause actual results to differ.

(a) Investment Valuation. Debt securities are valued at the mean between the bid and asked prices provided by an independent pricing service that are based on transactions in debt obligations, quotations from bond dealers, market transactions in comparable securities and various other relationships between securities. Equity securities for which market quotations are available are valued at the last sale price or official closing price on the primary market or exchange on which they trade. When prices are not readily available, or are determined not to reflect fair value, such as when the value of a security has been significantly affected by events after the close of the exchange or market on which the security is principally traded, but before the Fund calculates its net asset value, the Fund may value these investments at fair value as determined in accordance with the procedures approved by the Fund’s Board of Trustees. Short-term obligations with maturities of 60 days or less are valued at amortized cost, which approximates market value.

(b) Repurchase Agreements. When entering into repurchase agreements, it is the Fund’s policy that its custodian or a third party custodian take possession of the underlying collateral securities, the market value of which at least equals the principal amount of the repurchase transaction, including accrued interest. To the extent that any repurchase transaction exceeds one business day, the value of the collateral is marked-to-market to ensure the adequacy of the collateral. If the seller defaults, and the market value of the collateral declines or if bankruptcy proceedings are commenced with respect to the seller of the security, realization of the collateral by the Fund may be delayed or limited.

(c) Financial Futures Contracts. The Fund may enter into financial futures contracts typically to hedge against the economic impact of adverse changes in the market value of portfolio securities, as a substitute for buying or selling securities or as a cash flow management technique. Upon entering into a financial futures contract, the Fund is required to deposit cash or securities as initial margin. Additional securities are also segregated up to the current market value of the financial futures contracts. Subsequent payments, known as variation margin, are made or received by the Fund each day, depending on the daily fluctuation in the value of the underlying financial instruments. The Fund recognizes an unrealized gain or loss equal to the daily variation margin. When the financial futures contracts are closed, a realized gain or loss is recognized equal to the difference between the proceeds from (or cost of) the closing transactions and the Fund’s basis in the contracts.

Legg Mason Partners Diversified Strategic Income Fund 2006 Annual Report        39

Notes to Financial Statements (continued)

The risks associated with entering into financial futures contracts include the possibility that a change in the value of the contract may not correlate with the changes in the value of the underlying instruments. In addition, investing in financial futures contracts involves the risk that the Fund could lose more than the original margin deposit and subsequent payments required for a futures transaction. Risks may also arise upon entering into these contracts from the potential inability of the counterparties to meet the terms of their contracts.

(d) Written Options. When the Fund writes an option, an amount equal to the premium received by the Fund is recorded as a liability, the value of which is marked-to-market daily to reflect the current market value of the option written. If the option expires, the Fund realizes a gain from investments equal to the amount of the premium received. When a written call option is exercised, the difference between the premium and the amount for effecting a closing purchase transaction, including brokerage commission, is also treated as a realized gain or loss. When a written put option is exercised, the amount of the premium received reduces the cost of the security purchased by the Fund.

A risk in writing a covered call option is that the Fund may forego the opportunity of profit if the market price of the underlying security increases and the option is exercised. The risk in writing a put option is that the Fund may incur a loss if the market price of the underlying security decreases and the option is exercised. The risk in writing a call option is that the Fund is exposed to the risk of loss if the market price of the underlying security increases. In addition, there is the risk that the Fund may not be able to enter into a closing transaction because of an illiquid secondary market.

(e) Securities Traded on a To-Be-Announced Basis. The Fund may trade securities on a to-be-announced (“TBA”) basis. In a TBA transaction, the Fund commits to purchasing or selling securities which have not yet been issued by the issuer and for which specific information is not known, such as the face amount and maturity date and the underlying pool of investments in U.S. government agency mortgage pass-through transactions. Securities purchased on a TBA basis are not settled until they are delivered to the Fund, normally 15 to 45 days later. Beginning on the date the Fund enters into a TBA transaction, cash, U.S. government securities or other liquid high-grade debt obligations are segregated in an amount equal in value to the purchase price of the TBA security. These transactions are subject to market fluctuations and their current value is determined in the same manner as for other securities.

(f) Mortgage Dollar Rolls. The Fund enters into dollar rolls in which the Fund sells mortgage-backed securities for delivery in the current month and simultaneously contracts to repurchase substantially similar (same type, coupon and maturity) securities to settle on a specified future date. During the roll period, the Fund forgoes principal and interest paid on the securities. The Fund is compensated by a fee paid by the counterparty, often in the form of a drop in the repurchase price of the securities. Dollar rolls are accounted for as financing arrangements; the fee is accrued into interest income ratably over the term of the dollar roll and any gain or loss on the roll is deferred and realized upon disposition of the rolled security.

The risk of entering into a mortgage dollar roll is that the market value of the securities the Fund is obligated to repurchase under the agreement may decline below the repurchase

40        Legg Mason Partners Diversified Strategic Income Fund 2006 Annual Report

Notes to Financial Statements (continued)

price. In the event the buyer of securities under a mortgage dollar roll files for bankruptcy or becomes insolvent, the Fund’s use of proceeds of the dollar roll may be restricted pending a determination by the other party, or its trustee or receiver, whether to enforce the Fund’s obligation to repurchase the securities.

(g) Credit and Market Risk. The Fund invests in high yield instruments that are subject to certain credit and market risks. The yields of high yield obligations reflect, among other things, perceived credit and market risks. The Fund’s investment in securities rated below investment grade typically involves risks not associated with higher rated securities including, among others, greater risk related to timely and ultimate payment of interest and principal, greater market price volatility and less liquid secondary market trading.

(h) Security Transactions and Investment Income. Security transactions are accounted for on a trade date basis. Interest income, adjusted for amortization of premium and accretion of discount, is recorded on the accrual basis. Dividend income is recorded on the ex-dividend date. The cost of investments sold is determined by use of the specific identification method. To the extent any issuer defaults on an expected interest payment, the Fund’s policy is to generally halt any additional interest income accruals and consider the realizability of interest accrued up to the date of default.

(i) Foreign Currency Translation. Investment securities and other assets and liabilities denominated in foreign currencies are translated into U.S. dollar amounts based upon prevailing exchange rates on the date of valuation. Purchases and sales of investment securities and income and expense items denominated in foreign currencies are translated into U.S. dollar amounts based upon prevailing exchange rates on the respective dates of such transactions.

The Fund does not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gain or loss on investments.

Net realized foreign exchange gains or losses arise from sales of foreign currencies, including gains and losses on forward foreign currency contracts, currency gains or losses realized between the trade and settlement dates on securities transactions and the difference between the amounts of dividends, interest and foreign withholding taxes recorded on the Fund’s books and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized foreign exchange gains and losses arise from changes in the fair values of assets and liabilities, other than investments in securities, at the date of valuation, resulting from changes in exchange rates.

Foreign security and currency transactions may involve certain considerations and risks not typically associated with those of U.S. dollar denominated transactions as a result of, among other factors, the possibility of lower levels of governmental supervision and regulation of foreign securities markets and the possibility of political or economic instability.

(j) Distributions to Shareholders. Distributions from net investment income for the Fund, if any, are declared each business day to shareholders of record, and are paid monthly. Distributions of net realized gains, if any, are declared at least annually. Distributions are recorded on the ex-dividend date and are determined in accordance with income tax regulations, which may differ from GAAP.

Legg Mason Partners Diversified Strategic Income Fund 2006 Annual Report        41

Notes to Financial Statements (continued)

(k) Class Accounting. Investment income, common expenses and realized/unrealized gain (loss) on investments are allocated to the various classes of the Fund on the basis of daily net assets of each class. Fees relating to a specific class are charged directly to that class.

(l) Federal and Other Taxes. It is the Fund’s policy to comply with the federal income and excise tax requirements of the Internal Revenue Code of 1986, as amended, applicable to regulated investment companies. Accordingly, the Fund intends to distribute substantially all of its income and net realized gains on investments, if any, to shareholders each year. Therefore, no federal income tax provision is required in the Fund’s financial statements.

(m) Reclassification. GAAP requires that certain components of net assets be adjusted to reflect permanent differences between financial and tax reporting. These reclassifications have no effect on net assets or net asset values per share. During the current year, the following reclassifications have been made:

	Undistributed Net Investment Income	Accumulated Net Realized Loss
(a)	$1,670,055	$(1,670,055)

(a)	Reclassifications are primarily due to foreign currency transactions treated as ordinary income for tax purposes, differences between book and tax amortization of premium on fixed income securities, income from mortgage backed securities treated as capital gains for tax purposes and book/tax differences in the treatment of consent fees.

2. Investment Management Agreement and Other Transactions with Affiliates

On December 1, 2005, Citigroup Inc. (“Citigroup”) completed the sale of substantially all of its asset management business to Legg Mason, Inc. (“Legg Mason”). As a result, the Fund’s investment adviser and administrator, Smith Barney Fund Management LLC (“SBFM”) and the Fund’s subadviser, Citigroup Asset Management Limited (“CAM Ltd.”), previously both indirect wholly-owned subsidiaries of Citigroup, became wholly-owned subsidiaries of Legg Mason. Completion of the sale caused the Fund’s then existing investment advisory, administrative and sub-advisory contracts to terminate. The Fund’s shareholders approved a new investment management contract between the Fund and SBFM and a new subadvisory contract between the Fund, SBFM, and CAM Ltd., both of which became effective on December 1, 2005.

Pursuant to the sub-advisory agreement, CAM Ltd. is responsible for the day-to-day fund operations and investment decisions of the Fund. SBFM pays CAM Ltd. a subadvisory fee calculated at the annual rate of 0.10% of the Fund’s average daily net assets.

Prior to October 1, 2005, the Fund paid SBFM an investment management fee calculated at an annual rate of 0.45% of the Fund’s average daily net assets and an administration fee calculated at an annual rate of 0.20% of the Fund’s average daily net assets. These fees were calculated daily and paid monthly.

42        Legg Mason Partners Diversified Strategic Income Fund 2006 Annual Report

Notes to Financial Statements (continued)

Effective October 1, 2005, the administration fee payable by the Fund was changed to the following breakpoint schedule:

Average Daily Net Assets	Annual Rate
First $1 billion	0.200%
Next $1 billion	0.175
Next $3 billion	0.150
Next $5 billion	0.125
Over $10 billion	0.100

Effective December 1, 2005, as a result of the termination of the administrative contract, this administration fee was no longer applicable.

Under the new investment management agreement, which became effective December 1, 2005, the Fund paid SBFM a management fee calculated daily and payable monthly at an annual rate of the Fund’s average daily net assets, in accordance with the following breakpoint schedule:

Average Daily Net Assets	Annual Rate
First $1 billion	0.650%
Next $1 billion	0.625
Next $3 billion	0.600
Next $5 billion	0.575
Over $10 billion	0.550

During the year ended July 31, 2006, SBFM waived a portion of its fee in the amount of $20,145. In addition, during the year ended July 31, 2006, the Fund was reimbursed for expenses in the amount of $113,651.

During the year ended July 31, 2005, SBFM reimbursed the Fund in the amount of $203,000 for losses incurred resulting from an investment transaction error.

The Fund’s Board has approved PFPC Inc. (“PFPC”) to serve as transfer agent for the Fund, effective January 1, 2006. The principal business office of PFPC is located at 4400 Computer Drive, Westborough, MA 01581. Prior to January 1, 2006, Citicorp Trust Bank, fsb. (“CTB”), a subsidiary of Citigroup, acted as the Fund’s transfer agent. Also, prior to January 1, 2006, PFPC and Primerica Shareholder Services (“PSS”), another subsidiary of Citigroup, acted as the Fund’s sub-transfer agents. CTB received account fees and asset-based fees that varied according to the size and type of account. PFPC and PSS were responsible for shareholder recordkeeping and financial processing for all shareholder accounts and were paid by CTB. For the period ended July 31, 2006, the Fund paid transfer agent fees of $298,424 to CTB. In addition, for the period ended July 31, 2006, the Fund also paid $72,046 to other Citigroup affiliates for shareholder recordkeeping services.

The Fund’s Board has appointed the Fund’s current distributor, Citigroup Global Markets Inc. (“CGM”) and PFS Investments Inc. (“PFS”), both of which are subsidiaries of Citigroup, and Legg Mason Investor Services, LLC (“LMIS”), a wholly-owned broker-dealer subsidiary of Legg Mason, as co-distributors of the Fund. The Fund’s Board has also

Legg Mason Partners Diversified Strategic Income Fund 2006 Annual Report        43

Notes to Financial Statements (continued)

approved an amended and restated Rule 12b-1 Plan. PFS, CGM and other broker-dealers, financial intermediaries and financial institutions (each called a “Service Agent”) that currently offer Fund shares will continue to make the Fund’s shares available to their clients. Additional Service Agents may offer Fund shares in the future.

There is a maximum initial sales charge of 4.50% for Class A shares. There is a contingent deferred sales charge (“CDSC”) of 4.50% on Class B shares, which applies if redemption occurs within one year from purchase payment. This CDSC declines thereafter by 0.50% the first year after purchase payment and thereafter 1.00% per year until no CDSC is incurred. Class C shares have a 1.00% CDSC, which applies if redemption occurs within one year from purchase payment. In certain cases, Class A shares have a 1.00% CDSC, which applies if redemption occurs within one year from purchase payment. This CDSC only applies to those purchases of Class A shares, which, when combined with current holdings of Class A shares, equal or exceed $500,000 in the aggregate. These purchases do not incur an initial sales charge.

For the period ended July 31, 2006, LMIS, PFS, and CGM and its affiliates received sales charges of approximately $237,000 on sales of the Fund’s Class A shares. In addition, for the period ended July 31, 2006, CDSCs paid to LMIS, PFS, and CGM and its affiliates were approximately:

	Class A		Class B	Class C
CDSCs	$0	*	$80,000	$1,000

*	Amount represents less than $1,000.

The Fund has adopted an unfunded, non-qualified deferred compensation plan (the “Plan”) which allows non-interested trustees (“Trustees”) to defer the receipt of all or a portion of the trustees’ fees earned until a later date specified by the Trustees. The deferred fees earn a return based on notional investments selected by the Trustees. The balance of the deferred fees payable may change depending upon the investment performance. Any gains or losses incurred in the deferred balances are reported in the Statement of Operations under Trustees’ fees. Under the Plan, deferred fees are considered a general obligation of the Fund and any payments made pursuant to the Plan will be made from the Fund’s general assets. Effective January 1, 2006, the Board of Trustees voted to discontinue offering the Plan to its members. This change will have no effect on fees previously deferred. As of July 31, 2006, the Fund had accrued $29,560 as deferred compensation payable under the Plan.

Certain officers and one Trustee of the Trust are employees of Legg Mason or its affiliates and do not receive compensation from the Trust.

44        Legg Mason Partners Diversified Strategic Income Fund 2006 Annual Report

Notes to Financial Statements (continued)

3. Investments

During the year ended July 31, 2006, the aggregate cost of purchases and proceeds from sales of investments (excluding short-term investments and mortgage dollar rolls) and U.S. Government & Agency Obligations were as follows:

	Investments	U.S. Government & Agency Obligations
Purchases	$610,916,543	$1,224,120,539
Sales	518,583,986	1,414,756,721

At July 31, 2006, the aggregate gross unrealized appreciation and depreciation of investments for federal income tax purposes were as follows:

Gross unrealized appreciation	$14,773,586
Gross unrealized depreciation	(29,703,252)

Net unrealized depreciation	$(14,929,666)

At July 31, 2006, the Fund had the following open futures contracts:

	Number of Contracts	Expiration Date	Basis Value	Market Value	Unrealized Gain (Loss)
Contracts to Buy:
Euro Dollar	56	9/06	$13,255,005	$13,232,800	$(22,205)
Euro Dollar	23	12/06	5,422,940	5,436,625	13,685
Euro Dollar	63	3/07	14,876,365	14,905,800	29,435
Euro Dollar	65	3/08	15,447,225	15,411,500	(35,725)
U.S. Treasury, 2-Year Notes	17	9/06	3,460,819	3,458,968	(1,851)
U.S. Treasury, 5-Year Notes	323	9/06	33,561,428	33,662,656	101,228
U.S. Treasury, 10-Year Notes	870	9/06	91,874,416	92,247,188	372,772

					457,339

Contracts to Sell:
U.S. Treasury Bonds	52	9/06	5,599,521	5,630,625	(31,104)

Net Unrealized Gain on Open Futures Contracts					$426,235

During the year ended July 31, 2006, the Fund entered into mortgage dollar roll transactions in the aggregate amount of $2,832,896,886. For the year ended July 31, 2006, the Fund recorded interest income of $2,720,024 related to such mortgage rolls. At July 31, 2006, the Fund had outstanding mortgage dollar rolls with a total cost of $186,273,656.

Legg Mason Partners Diversified Strategic Income Fund 2006 Annual Report        45

Notes to Financial Statements (continued)

During the year ended July 31, 2006, written option transactions for the Fund were as follows:

	Number of Contracts	Premiums Received
Options written, outstanding July 31, 2005	—	$—
Options written	6,938	3,958,202
Options bought back	(1,312)	(1,101,695)
Options expired	(602)	(261,395)

Options written, outstanding July 31, 2006	5,024	$2,595,112

4. Class Specific Expenses

The Fund has adopted a Rule 12b-1 distribution plan and under that plan the Fund pays a service fee with respect to its Class A, B and C shares calculated at the annual rate of 0.25% of the average daily net assets of each respective class. The Fund also pays a distribution fee with respect to its Class B and C shares calculated at the annual rate of 0.50% and 0.45% of the average daily net assets of each class, respectively. Distribution fees are accrued daily and paid monthly.

For the year ended July 31, 2006, class specific expenses were as follows:

	Distribution Fees	Transfer Agent Fees	Shareholder Reports Expenses
Class A	$1,418,448	$424,303	$51,244
Class B	1,376,109	172,752	35,899
Class C	829,468	156,722	11,852
Class Y	—	76	1,251

Total	$3,624,025	$753,853	$100,246

5. Distributions to Shareholders by Class

	Year Ended July 31, 2006	Year Ended July 31, 2005
Net Investment Income:
Class A	$32,449,765	$30,625,470
Class B	9,393,528	12,758,161
Class C	6,161,028	6,316,382
Class Y	1,822,338	7,596,203

Total	$49,826,659	$57,296,216

6. Shares of Beneficial Interest

At July 31, 2006, the Trust had an unlimited number of shares of beneficial interest authorized with a par value of $0.001 per share. The Fund has the ability to issue multiple classes of shares. Each share of a class represents an identical interest and has the same rights, except that each class bears certain direct expenses, including those specifically related to the distribution of its shares.

46        Legg Mason Partners Diversified Strategic Income Fund 2006 Annual Report

Notes to Financial Statements (continued)

Transactions in shares of each class were as follows:

	Year Ended July 31, 2006		Year Ended July 31, 2005
	Shares	Amount	Shares	Amount
Class A
Shares sold	13,694,280	$92,536,446	14,140,169	$97,063,499
Shares issued on reinvestment	3,003,884	20,228,056	2,655,889	18,233,913
Shares repurchased	(21,571,524)	(145,201,033)	(18,635,865)	(128,048,579)

Net Decrease	(4,873,360)	$(32,436,531)	(1,839,807)	$(12,751,167)
Class B
Shares sold	1,528,804	$10,398,237	2,441,327	$16,842,157
Shares issued on reinvestment	845,317	5,733,401	1,077,940	7,441,126
Shares repurchased	(15,072,512)	(102,351,244)	(17,200,936)	(118,690,227)

Net Decrease	(12,698,391)	$(86,219,606)	(13,681,669)	$(94,406,944)
Class C
Shares sold	1,481,144	$10,042,056	2,006,011	$13,809,634
Shares issued on reinvestment	634,719	4,283,077	626,329	4,307,350
Shares repurchased	(4,307,496)	(29,083,736)	(4,798,449)	(33,038,504)

Net Decrease	(2,191,633)	$(14,758,603)	(2,166,109)	$(14,921,520)
Class Y
Shares sold	697,515	$4,752,909	1,031,934	$7,140,396
Shares issued on reinvestment	80,504	540,419	—	—
Shares repurchased	(16,967,298)	(116,721,028)	(2,094,674)	(14,422,860)

Net Decrease	(16,189,279)	$(111,427,700)	(1,062,740)	$(7,282,464)

7. Income Tax Information and Distributions to Shareholders

Subsequent to the fiscal year end, the Fund has made the following distributions:

Record Date Payable Date	Class A	Class B	Class C	Class Y
Daily 8/31/2006	$0.035291	$0.032298	$0.032453	$0.037301

The tax character of distributions paid during the fiscal years ended July 31, were as follows:

	2006	2005
Ordinary income	$49,826,659	$57,296,216

Legg Mason Partners Diversified Strategic Income Fund 2006 Annual Report        47

Notes to Financial Statements (continued)

As of July 31, 2006, the components of accumulated earnings on a tax basis were as follows:

Undistributed ordinary income — net	$10,975,809
Capital loss carryforward*	(326,215,206)
Other book/tax temporary differences(a)	(4,272,306)
Unrealized appreciation/(depreciation)(b)	(13,948,653)

Total accumulated earnings/(losses) — net	$(333,460,356)

(*)	During the taxable year ended July 31, 2006, the Fund utilized $1,420,886 of its capital loss carryover available from prior years. As of July 31, 2006, the Fund had the following net capital loss carryforwards remaining:

Year of Expiration	Amount
7/31/2008	$(68,294,487)
7/31/2009	(98,976,753)
7/31/2010	(120,890,366)
7/31/2011	(38,053,600)
$(326,215,206)

These amounts will be available to offset any future taxable capital gains.

(a)	Other book/tax temporary differences are attributable primarily to the tax deferral of losses on straddles, the realization for tax purposes of unrealized gains on certain futures contracts, the deferral of post-October capital losses for tax purposes and the difference in the book/tax treatment of interest on defaulted securities.
(b)	The difference between book-basis and tax-basis unrealized appreciation/(depreciation) is attributable primarily to the tax-deferral of losses on wash sales, the difference between book and tax amortization methods for premiums on fixed income securities and book/tax differences in the treatment of consent fees.

8. Regulatory Matters

On May 31, 2005, the U.S. Securities and Exchange Commission (“SEC”) issued an order in connection with the settlement of an administrative proceeding against SBFM and CGM relating to the appointment of an affiliated transfer agent for the Smith Barney family of mutual funds (the “Funds”).

The SEC order finds that SBFM and CGM willfully violated Section 206(1) of the Investment Advisers Act of 1940 (“Advisers Act”). Specifically, the order finds that SBFM and CGM knowingly or recklessly failed to disclose to the boards of the Funds in 1999 when proposing a new transfer agent arrangement with an affiliated transfer agent that: First Data Investors Services Group (“First Data”), the Funds’ then-existing transfer agent, had offered to continue as transfer agent and do the same work for substantially less money than before; and that Citigroup Asset Management (“CAM”), the Citigroup business unit that, at the time, included the Fund’s investment manager and other investment advisory companies, had entered into a side letter with First Data under which CAM agreed to recommend the appointment of First Data as sub-transfer agent to the affiliated transfer agent in exchange for, among other things, a guarantee by First Data of specified amounts of asset management and investment banking fees to CAM and CGM. The order also finds that SBFM and CGM willfully violated Section 206(2) of the Advisers Act by virtue of the omissions discussed above and other misrepresentations and omissions in the materials provided to the Funds’ boards, including the failure to make clear that the affiliated transfer agent would earn a high profit for performing limited functions while First Data continued to perform almost all of the transfer agent functions, and the suggestion that the proposed arrangement was in the Funds’ best interests and that no viable alternatives existed. SBFM and CGM do not admit or deny any wrongdoing or liability.

48        Legg Mason Partners Diversified Strategic Income Fund 2006 Annual Report

Notes to Financial Statements (continued)

The settlement does not establish wrongdoing or liability for purposes of any other proceeding.

The SEC censured SBFM and CGM and ordered them to cease and desist from violations of Sections 206(1) and 206(2) of the Advisers Act. The order requires Citigroup to pay $208.1 million, including $109 million in disgorgement of profits, $19.1 million in interest, and a civil money penalty of $80 million. Approximately $24.4 million has already been paid to the Funds, primarily through fee waivers. The remaining $183.7 million, including the penalty, has been paid to the U.S. Treasury and will be distributed pursuant to a plan submitted for the approval of the SEC. At this time, there is no certainty as to how the above-described proceeds of the settlement will be distributed, to whom such distributions will be made, the methodology by which such distributions will be allocated, and when such distributions will be made. The order also required that transfer agency fees received from the Funds since December 1, 2004, less certain expenses, be placed in escrow and provided that a portion of such fees might be subsequently distributed in accordance with the terms of the order. On April 3, 2006, an aggregate amount of approximately $9 million was distributed to the affected Funds.

The order required SBFM to recommend a new transfer agent contract to the Fund boards within 180 days of the entry of the order; if a Citigroup affiliate submitted a proposal to serve as transfer agent or sub transfer agent, SBFM and CGM would have been required, at their expense, to engage an independent monitor to oversee a competitive bidding process. On November 21, 2005, and within the specified timeframe, the Fund’s Board selected a new transfer agent for the Fund. No Citigroup affiliate submitted a proposal to serve as transfer agent. Under the order, SBFM also must comply with an amended version of a vendor policy that Citigroup instituted in August 2004.

Although there can be no assurance, SBFM does not believe that this matter will have a material adverse effect on the Funds.

On December 1, 2005, Citigroup completed the sale of substantially all of its global asset management business, including SBFM, to Legg Mason.

9. Legal Matters

Beginning in August 2005, five class action lawsuits alleging violations of federal securities laws and state law were filed against CGM and SBFM, (collectively, the “Defendants”) based on the May 31, 2005 settlement order issued against the Defendants by the SEC described in Note 8. The complaints seek injunctive relief and compensatory and punitive damages, removal of SBFM as the investment manager for the Smith Barney family of funds, rescission of the Funds’ management and other contracts with SBFM, recovery of all fees paid to SBFM pursuant to such contracts, and an award of attorneys’ fees and litigation expenses.

On October 5, 2005, a motion to consolidate the five actions and any subsequently filed, related action was filed. That motion contemplates that a consolidated amended complaint alleging substantially similar causes of action will be filed in the future.

As of the date of this report, SBFM believes that resolution of the pending lawsuit will not have a material effect on the financial position or results of operations of the Funds or the ability of the Fund’s investment manager and its affiliates to continue to render services to the Funds under their respective contracts.

Legg Mason Partners Diversified Strategic Income Fund 2006 Annual Report        49

Notes to Financial Statements (continued)

*  *  *

Beginning in June 2004, class action lawsuits alleging violations of the federal securities laws were filed against CGM and a number of its then affiliates, including SBFM and Salomon Brothers Asset Management (“SBAM”), which were then investment adviser or manager to certain of the Funds (the “Managers”), substantially all of the mutual funds then managed by the Managers (the “Defendant Funds”), and Board Members of the Defendant Funds (collectively, the “Defendants”). The complaints alleged, among other things, that CGM created various undisclosed incentives for its brokers to sell Smith Barney and Salomon Brothers funds. In addition, according to the complaints, the Managers caused the Defendant Funds to pay excessive brokerage commissions to CGM for steering clients towards proprietary funds. The complaints also alleged that the defendants breached their fiduciary duty to the Defendant Funds by improperly charging Rule 12b-1 fees and by drawing on fund assets to make undisclosed payments of soft dollars and excessive brokerage commissions. The complaints also alleged that the Defendant Funds failed to adequately disclose certain of the allegedly wrongful conduct. The complaints sought injunctive relief and compensatory and punitive damages, rescission of the Defendant Funds’ contracts with the Managers, recovery of all fees paid to the Managers pursuant to such contracts and an award of attorneys’ fees and litigation expenses.

On December 15, 2004, a consolidated amended complaint (the “Complaint”) was filed alleging substantially similar causes of action. On May 27, 2005, all of the Defendants filed motions to dismiss the Complaint. On July 26, 2006, the court issued a decision and order (1) finding that plaintiffs lacked standing to sue on behalf of the shareholders of the Funds in which none of the plaintiffs had invested and dismissing those Funds from the case (although stating that they could be brought back into the case if standing as to them could be established), and (2) other than one stayed claim, dismissing all of the causes of action against the remaining Defendants, with prejudice, except for the cause of action under Section 36(b) of the Investment Company Act, which the court granted plaintiffs leave to repeal as a derivative claim.

10. Other Matters

On September 16, 2005, the staff of the SEC informed SBFM and SBAM that the staff is considering recommending that the SEC institute administrative proceedings against SBFM and SBAM for alleged violations of Section 19(a) and 34(b) of the Investment Company Act (and related Rule 19a-1). The notification is a result of an industry wide inspection by the SEC and is based upon alleged deficiencies in disclosures regarding dividends and distributions paid to shareholders of certain funds. Section 19(a) and related Rule 19a-1 of the Investment Company Act generally require funds that are making dividend and distribution payments to provide shareholders with a written statement disclosing the source of the dividends and distributions, and, in particular, the portion of the payments made from each of net investment income, undistributed net profits and/or paid-in capital. In connection with the contemplated proceedings, the staff may seek a cease and desist order and/or monetary damages from SBFM or SBAM.

50        Legg Mason Partners Diversified Strategic Income Fund 2006 Annual Report

Notes to Financial Statements (continued)

Although there can be no assurance, SBFM and SBAM believe that this matter is not likely to have a material adverse effect on the Fund.

11. Subsequent Events

Effective August 1, 2006, Legg Mason Partners Fund Advisor, LLC (“LMPFA”) became the Fund’s investment manager and Western Asset Management Company (“Western Asset”) and Western Asset Management Company Limited (“Western Asset Limited”) became the Fund’s subadvisers. The portfolio managers who are responsible for the day-to-day management of the Fund remain the same immediately prior to and immediately after the date of these changes. LMPFA, Western Asset and Western Asset Limited are wholly-owned subsidiaries of Legg Mason.

LMPFA provides administrative and certain oversight services to the Fund. LMPFA has delegated to the subadvisers the day-to-day portfolio management of the Fund. The Fund’s investment management fee remains unchanged. For its services, LMPFA pays Western Asset 70% of the net management fee that it receives from the Fund. In turn, Western Asset pays Western Asset Limited a sub-advisory fee of 30 bps on the assets managed by Western Asset Limited.

The Fund’s Board approved certain share class modifications which, among other things, will standardize share class features for all funds in the fund complex. The features standardized include such things as sales loads, distribution charges and other costs. These modifications are expected to be implemented during the fourth quarter of 2006.

The Fund’s Board also approved a number of other initiatives designed to streamline and restructure the fund complex, and has authorized seeking shareholder approval for those initiatives where shareholder approval is required. As a result, Fund shareholders will be asked to elect a new Board, approve matters that will result in the Fund being grouped for organizational and governance purposes with other funds in the fund complex, and domicile the Fund as a Maryland business trust, with all funds operating under uniform charter documents. Fund shareholders also will be asked to approve investment matters, including standardized fundamental investment policies.

Proxy materials describing these matters are expected to be sent to shareholders later in 2006. If shareholder approval is obtained, these matters generally are expected to be implemented during the first quarter of 2007.

12. Recent Accounting Pronouncement

During June 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Interpretation 48 (“FIN 48” or the “Interpretation”), Accounting for Uncertainty in Income Taxes—an interpretation of FASB statement 109. FIN 48 supplements FASB Statement 109, Accounting for Income Taxes, by defining the confidence level that a tax position must meet in order to be recognized in the financial statements. FIN 48 prescribes a comprehensive model for how a fund should recognize, measure, present, and disclose in its financial statements uncertain tax positions that the fund has taken or expects to take on a tax return. FIN 48 requires that the tax effects of a position be recognized only if it is “more likely than not” to be sustained based solely on its technical merits. Management must be able to conclude that the tax law, regulations, case law, and other objective information regarding the technical merits sufficiently support the position’s sustainability with a likelihood of more than 50 percent. FIN 48 is effective for fiscal periods beginning after December 15, 2006, which for this Fund will be August 1, 2007. At adoption, the financial statements must be adjusted to reflect only those tax positions that are more likely than not to be sustained as of the adoption date. Management of the Fund is currently evaluating the impact that FIN 48 will have on the financial statements.

Legg Mason Partners Diversified Strategic Income Fund 2006 Annual Report        51

Report of Independent Registered Public Accounting Firm

The Shareholders and Board of Trustees

Legg Mason Partners Income Funds (formerly Smith Barney Income Funds):

We have audited the accompanying statement of assets and liabilities, including the schedules of investments and options written of Legg Mason Partners Diversified Strategic Income Fund (formerly Smith Barney Diversified Strategic Income Fund), a series of the Legg Mason Partners Income Funds, as of July 31, 2006, and the related statement of operations for the year then ended, the statements of changes in net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years in the five-year period then ended. These financial statements and financial highlights are the responsibility of the Fund’s management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of July 31, 2006, by correspondence with the custodian and brokers or by other appropriate auditing procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Legg Mason Partners Diversified Strategic Income Fund, as of July 31, 2006, and the results of its operations for the year then ended, the changes in its net assets for each of the years in the two-year period then ended, and the financial highlights for each of the years in the five-year period then ended, in conformity with U.S. generally accepted accounting principles.

New York, New York

September 25, 2006

52        Legg Mason Partners Diversified Strategic Income Fund 2006 Annual Report

Board Approval of Management and Subadvisory Agreements (unaudited)

At a meeting held in person on June 29, 2006, the Fund’s Board, including a majority of the Board Members who are not “interested persons” of the Fund or Legg Mason Partners Fund Advisor, LLC (the “Manager”) or any sub-investment adviser or proposed sub-investment adviser as defined in the Investment Company Act of 1940, as amended (the “1940 Act”) (the “Independent Board Members”), approved a new management agreement (the “New Management Agreement”) between the Fund and the Manager. The Fund’s Board, including a majority of the Independent Board Members, also approved one or more new subadvisory agreements between the Manager and Western Asset Management Company and Western Asset Management Company Limited (the “Subadvisers”) (the “New Subadvisory Agreements”). The New Management Agreement and the New Subadvisory Agreements replaced the Fund’s prior management agreement with SBFM and were entered into in connection with an internal reorganization of the Manager’s, the prior manager’s and the Subadvisers’ parent organization, Legg Mason. In approving the New Management Agreement and New Subadvisory Agreements, the Board, including the Independent Board Members, considered the factors discussed below, among other things.

The Board noted that the Manager will provide administrative and certain oversight services to the Fund, and that the Manager will delegate to the Subadvisers the day-to-day portfolio management of the Fund. The Board Members reviewed the qualifications, backgrounds and responsibilities of the senior personnel that will provide oversight and general management services and the portfolio management team that would be primarily responsible for the day-to-day management of the Fund. The Board Members noted that the portfolio management team was expected to be the same as then managing the Fund.

The Board Members received and considered information regarding the nature, extent and quality of services expected to be provided to the Fund by the Manager under the New Management Agreement and by the Subadvisers under the New Subadvisory Agreements. The Board Members’ evaluation of the services expected to be provided by the Manager and the Subadvisers took into account the Board Members’ knowledge and familiarity gained as Fund Board Members, including as to the scope and quality of Legg Mason’s investment management and other capabilities and the quality of its administrative and other services. The Board Members considered, among other things, information and assurances provided by Legg Mason as to the operations, facilities and organization of the Manager and the Subadvisers and the qualifications, backgrounds and responsibilities of their senior personnel. The Board Members further considered the financial resources available to the Manager, the Subadvisers and Legg Mason. The Board Members concluded that, overall, the nature, extent and quality of services expected to be provided under the New Management Agreement and the New Subadvisory Agreements were acceptable.

The Board Members also received and considered performance information for the Fund as well as comparative information with respect to a peer group of funds (the “Performance Universe”) selected by Lipper, Inc. (“Lipper”), an independent provider of investment company data. The Board Members were provided with a description of the

Legg Mason Partners Diversified Strategic Income Fund         53

Notes to Financial Statements (continued)

methodology Lipper used to determine the similarity of the Fund to the funds included in the Performance Universe. The Board Members noted that they had received and discussed with management, at periodic intervals, information comparing the Fund’s performance against, among other things, its benchmarks. Based on the Board Members’ review, which included careful consideration of the factors noted above, the Board Members concluded that the performance of the Fund, under the circumstances, supported approval of the New Management Agreement and New Subadvisory Agreements.

The Board Members reviewed and considered the management fee that would be payable by the Fund to the Manager in light of the nature, extent and quality of the management services expected to be provided by the Manager, including the fee waiver and/or expense reimbursement arrangements currently in place, if any. Additionally, the Board Members received and considered information comparing the Fund’s management fee and overall expenses with those of comparable funds in both the relevant expense group and a broader group of funds, each selected and provided by Lipper. The Board Members also reviewed and considered the subadvisory fee that would be payable by the Manager to the Subadvisers in light of the nature, extent and quality of the management services expected to be provided by the Subadvisers. The Board Members noted that the Manager, and not the Fund, will pay the subadvisory fee to the Subadvisers. The Board Members determined that the Fund’s management fee and the Fund’s subadvisory fees were reasonable in light of the nature, extent and quality of the services expected to be provided to the Fund under the New Management Agreement and the New Subadvisory Agreements.

The Board Members received and considered a pro-forma profitability analysis of Legg Mason and its affiliates in providing services to the Fund, including information with respect to the allocation methodologies used in preparing the profitability data. The Board Members recognized that Legg Mason may realize economies of scale based on its internal reorganization and synergies of operations. The Board Members noted that it was not possible to predict with a high degree of confidence how Legg Mason’s and its affiliates’ profitability would be affected by its internal reorganization and by other factors including potential economies of scale, but that based on their review of the pro forma profitability analysis, their most recent prior review of the profitability of the predecessor manager and its affiliates from their relationship with the Fund and other factors considered, they determined that the management fee was reasonable. The Board Members noted that they expect to receive profitability information on an annual basis.

In their deliberations, the Board Members also considered, and placed significant importance on, information that had been received and conclusions that had been reached by the Board in connection with the Board’s most recent approval of the Fund’s prior management agreement, in addition to information provided in connection with the Board’s evaluation of the terms and conditions of the New Management Agreement and the New Subadvisory Agreements.

The Board Members considered Legg Mason’s advice and the advice of its counsel that the New Management Agreement and the New Subadvisory Agreements were being entered into in connection with an internal reorganization within Legg Mason, that did

54        Legg Mason Partners Diversified Strategic Income Fund

Board Approval of Management and Subadvisory Agreements (unaudited)(continued)

not involve an actual change of control or management. The Board Members further noted that the terms and conditions of the New Management Agreement are substantially identical to those of the Fund’s previous management agreement except for the identity of the Manager, and that the initial term of the New Management Agreement (after which it will continue in effect only if such continuance is specifically approved at least annually by the Board, including a majority of the Independent Board Members) was the same as that under the prior management agreement.

In light of all of the foregoing, the Board, including the Independent Board Members, approved the New Management Agreement and the New Subadvisory Agreements. No single factor reviewed by the Board Members was identified as the principal factor in determining whether to approve the New Management Agreement and the New Subadvisory Agreements. The Independent Board Members were advised by separate independent legal counsel throughout the process. The Independent Board Members also discussed the proposed approval of the New Management Agreement and the New Subadvisory Agreements in private sessions with their independent legal counsel at which no representatives of the Manager or Subadvisers were present.

Legg Mason Partners Diversified Strategic Income Fund        55

Additional Information (unaudited)

Information about Trustees and Officers

The business and affairs of the Legg Mason Partners Diversified Strategic Income Fund (formerly known as Smith Barney Diversified Strategic Income Fund) (the “Fund”), are managed under the direction of the Board of Trustees of the Legg Mason Partners Income Funds (formerly known as Smith Barney Income Funds) (the “Trust”). Information pertaining to the Trustees and Officers of the Trust is set forth below. The Statement of Additional Information includes additional information about Trustees and is available, without charge, upon request by calling Shareholder Services at 1-800-451-2010.

Name, Address and Birth Year	Position(s) Held with Fund	Term of Office* and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Board Memberships Held by Trustee
Non-Interested Trustees:

Lee Abraham 13732 LeHavre Drive Frenchman’s Creek Palm Beach Gardens, FL 33410 Birth Year: 1927	Trustee	Since 1993	Retired; Former Director of Signet Group PLC	27	None

Jane F. Dasher Korsant Partners 283 Greenwich Avenue, 3rd Floor Greenwich, CT 06830 Birth Year: 1949	Trustee	Since 1999	Controller of PBK Holdings Inc., a family investment company	27	None

Richard E. Hanson, Jr. 2751 Vermont Route 140 Poultney, VT 05764 Birth Year: 1941	Trustee	Since 1985	Retired; Former Head of the New Atlanta Jewish Community High School	27	None

Paul Hardin 12083 Morehead Chapel Hill, NC 27514-8426 Birth Year: 1931	Trustee	Since 1999	Professor of Law & Chancellor Emeritus at the University of North Carolina	34	None

Roderick C. Rasmussen 9 Cadence Court Morristown, NJ 07960 Birth Year: 1926	Trustee	Since 1999	Investment Counselor	27	None

John P. Toolan 7202 Southeast Golf Ridge Way Hobe Sound, FL 33455 Birth Year: 1930	Trustee	Since 1999	Retired	27	None

56        Legg Mason Partners Diversified Strategic Income Fund

Additional Information (unaudited) (continued)

Name, Address and Birth Year	Position(s) Held with Fund	Term of Office* and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Board Memberships Held by Trustee
Interested Trustee:

R. Jay Gerken, CFA** Legg Mason & Co., LLC (“Legg Mason”) 399 Park Avenue, 4th Floor New York, NY 10022 Birth Year: 1951	Chairman, President and Chief Executive Officer	Since 2002	Managing Director of Legg Mason; President and Chief Executive Officer of Legg Mason Partners Fund Advisors LLC (“LMPFA”) (Since 2006); President and Chief Executive Officer of Smith Barney Fund Management LLC (“SBFM”) and Citi Fund Management Inc. (“CFM”); President and Chief Executive Officer of certain mutual funds associated with Legg Mason; Formerly, Chairman of SBFM and CFM (from 2002 to 2006); Formerly, Chairman, President and Chief Executive Officer of Travelers Investment Advisers, Inc. (from 2002 to 2005)	169	Trustee, Consulting Group Capital Markets Funds
Officers:

Robert J. Brault Legg Mason 125 Broad Street, 11th Floor New York, NY 10004 Birth Year: 1965	Chief Financial Officer and Treasurer	Since 2004	Director of Legg Mason; Chief Financial Officer and Treasurer of certain mutual funds associated with Legg Mason; Director of Internal Control for CAM U.S. Mutual Fund Administration (from 2002 to 2004); Director of Project Management & Information Systems for CAM U.S. Mutual Fund Administration (from 2000 to 2002)	N/A	N/A

Legg Mason Partners Diversified Strategic Income Fund        57

Additional Information (unaudited) (continued)

Name, Address and Birth Year	Position(s) Held with Fund	Term of Office* and Length of Time Served	Principal Occupation(s) During Past Five Years	Number of Portfolios in Fund Complex Overseen by Trustee	Other Board Memberships Held by Trustee

Ted P. Becker Legg Mason 399 Park Avenue 4th Floor New York, NY 10022 Birth Year: 1951	Chief Compliance Officer	Since 2006	Chief Compliance Officer of LMPFA (since 2006); Managing Director of Compliance at Legg Mason (2005-Present); Chief Compliance Officer with certain mutual funds associated with Legg Mason (since 2006); Managing Director of Compliance at Legg Mason or its predecessor (2002-2005); Prior to 2002, Managing Director — Internal Audit & Risk Review at Citigroup, Inc.	N/A	N/A

John Chiota Legg Mason 300 First Stamford Place 4th Floor Stamford, CT 06902 Birth Year: 1968	Chief Anti- Money Laundering Compliance Officer	Since 2006	Vice President of Legg Mason or its predecessor (since 2004); Chief Anti-Money Laundering Compliance Officer with certain mutual funds associated with Legg Mason (since 2006); Prior to August 2004, Chief AML Compliance Officer with TD Waterhouse	N/A	N/A

Robert I. Frenkel Legg Mason 300 First Stamford Place 4th Floor Stamford, CT 06902 Birth Year: 1954	Secretary and Chief Legal Officer	Since 2003	Managing Director and General Counsel of Global Mutual Funds for Legg Mason and its predecessor (since 1994); Secretary of CFM (from 2001 to 2004); Secretary and Chief Legal Officer of mutual funds associated with Legg Mason (since 2003); Formerly, Secretary of CFM (from 2001 to 2004)	N/A	N/A

*	Each Trustees and Officers serves until his or her successors have been duly elected and qualified.
**	Mr. Gerken is an “interested person” of the Fund as defined in the Investment Company Act of 1940, as amended, because Mr. Gerken is an officer of LMPFA and certain of its affiliates.

58        Legg Mason Partners Diversified Strategic Income Fund

Important Tax Information (unaudited)

The following information is provided with respect to the distributions paid during the taxable year ended July 31, 2006:

Record Date: Payable Date:	Monthly August 2005 through December 2005	Monthly January 2006 through July 2006
Federal Obligation Interest	2.93%	6.48%

The law varies in each state as to whether and what percentage of dividend income attributable to Federal obligations is exempt from state income tax. We recommend that you consult with your tax adviser to determine if any portion of the dividends you received is exempt from state income taxes.

Please retain this information for your records.

Legg Mason Partners Diversified Strategic Income Fund        59

Legg Mason Partners

Diversified Strategic Income Fund

TRUSTEES Lee Abraham Jane F. Dasher R. Jay Gerken, CFA Chairman Richard E. Hanson, Jr. Paul Hardin Roderick C. Rasmussen John P. Toolan

INVESTMENT MANAGER

Legg Mason Partners Fund Advisor, LLC

SUBADVISERS

Western Asset Management Company

Western Asset Management Company Limited

DISTRIBUTORS

Citigroup Global Markets Inc.

Legg Mason Investor Services, LLC

PFS Investments Inc.

CUSTODIAN

State Street Bank and Trust Company

TRANSFER AGENT

PFPC Inc.

4400 Computer Drive

Westborough, Massachusetts 01581

INDEPENDENT

REGISTERED PUBLIC

ACCOUNTING FIRM

KPMG LLP

345 Park Avenue

New York, New York 10154

This report is submitted for the general information of the shareholders of Legg Mason Partners Diversified Strategic Income Fund, but it may also be used as sales literature when preceded or accompanied by the current prospectus.

This report must be preceded or accompanied by a free prospectus. Investors should consider the Fund’s investment objectives, risks, charges and expenses carefully before investing. The prospectus contains this and other important information about the Fund. Please read the prospectus carefully before investing.

www.leggmason.com/InvestorServices

©2006 Legg Mason

Investor Services, LLC

Member NASD, SIPC

FD01184 9/06	SR06-138

Legg Mason Partners Diversified Strategic Income Fund

The Fund is a separate investment fund of Legg Mason Partners Income Funds, a Massachusetts business trust.

LEGG MASON PARTNERS DIVERSIFIED STRATEGIC INCOME FUND

Legg Mason Partners Funds

125 Broad Street

10th Floor, MF-2

New York, New York 10004

The Fund files its complete schedule of portfolio holdings with the Securities and Exchange Commission for the first and third quarters of each fiscal year on Form N-Q. The Fund’s Forms N-Q are available on the Commission’s website at www.sec.gov. The Fund’s Forms N-Q may be reviewed and copied at the Commission’s Public Reference Room in Washington, D.C., and information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. To obtain information on Form N-Q from the Fund, shareholders can call 1-800-451-2010.

Information on how the Fund voted proxies relating to portfolio securities during the prior 12-month period ended June 30th of each year, and a description of the policies and procedures that the Fund uses to determine how to vote proxies relating to portfolio transactions is available (1) without charge, upon request, by calling 1-800-451-2010, (2) on the Fund’s website at www.leggmason.com/InvestorServices and (3) on the SEC’s website at www.sec.gov. Proxy voting reports for the period ended June 30, 2005 will continue to be listed under the Fund’s former Smith Barney Income Funds—Smith Barney Diversified Strategic Income Fund name.